                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. _____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Materials Pursuant to Rule 14a-12


                             EMERSON ELECTRIC CO.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies.


         ---------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         ---------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:


         ---------------------------------------------------------------------

     (5) Total fee paid:


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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

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

                           NOTICE OF ANNUAL MEETING
                               OF STOCKHOLDERS

                                Emerson [logo]
                                                           St. Louis, Missouri
                                                             December 12, 2008
TO THE STOCKHOLDERS OF
  EMERSON ELECTRIC CO.:

The Annual Meeting of the Stockholders of Emerson Electric Co. will be held at the office of the Company, 8000 West Florissant Avenue, St. Louis, Missouri 63136 on Tuesday, February 3, 2009, commencing at 10:00 a.m. Central Standard Time, at which meeting only holders of the common stock of record at the close of business on November 25, 2008 will be entitled to vote, for the following purposes:

        1. To elect as directors the six Directors named in the attached proxy statement;

        2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm; and

        3. To transact such other and further business, if any, as lawfully may be brought before the meeting.

                                   EMERSON ELECTRIC CO.

                                   By /s/ David N. Farr
                                      Chairman of the Board,
                                      Chief Executive Officer and
                                      President

/s/ Frank L. Steeves

Secretary

EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE BY TELEPHONE OR THE INTERNET, OR EXECUTE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY. A RETURN ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. TELEPHONE AND INTERNET VOTING INFORMATION IS PROVIDED ON YOUR PROXY CARD. SHOULD YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                   IMPORTANT

PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE MEETING. IF YOU PLAN TO ATTEND IN PERSON AND ARE A STOCKHOLDER OF RECORD, PLEASE CHECK THE BOX ON YOUR PROXY CARD AND BRING THE TEAR-OFF ADMISSION TICKET WITH YOU TO THE MEETING. IF YOUR SHARES ARE HELD BY SOMEONE ELSE (SUCH AS A BROKER) PLEASE BRING WITH YOU A LETTER FROM THAT FIRM OR AN ACCOUNT STATEMENT SHOWING YOU WERE A BENEFICIAL HOLDER ON NOVEMBER 25, 2008.

                             EMERSON ELECTRIC CO.
            8000 WEST FLORISSANT AVENUE, ST. LOUIS, MISSOURI 63136
                                PROXY STATEMENT
        FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 3, 2009

This proxy statement is furnished to the stockholders of Emerson Electric Co. in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. Central Standard Time on February 3, 2009 at the office of the Company, 8000 West Florissant Avenue, St. Louis, Missouri 63136 and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about December 12, 2008. A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2008 accompanies this proxy statement.

If you plan to attend and have a disability which requires accommodation at the meeting, please call 314-553-2197; requests must be received by January 15, 2009. If you have questions regarding admission or directions to the Annual Meeting of Stockholders, please call 314-553-2197.

STOCKHOLDERS CAN SIMPLIFY THEIR VOTING AND SAVE EMERSON EXPENSE BY VOTING BY TELEPHONE OR BY INTERNET. IF YOU VOTE BY TELEPHONE OR INTERNET, YOU NEED NOT MAIL BACK YOUR PROXY CARD. Telephone and Internet voting information is provided on your proxy card. A Control Number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. The availability of telephone or Internet voting will depend on that firm's voting processes. If you choose not to vote by telephone or Internet, please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted FOR the nominees for Director in Proposal 1, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm in Proposal 2, and otherwise in the discretion of the proxies. The Company knows of no reason why any of the nominees for Director named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a Director, your proxy (unless designated to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend.

You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy given, or change your vote cast, by telephone or Internet, you must do so by telephone or Internet, respectively (following the directions on your proxy card), by 11:59 p.m. Eastern Standard Time on February 2, 2009.

The close of business on November 25, 2008 was fixed by the Board of Directors as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. As of the record date, there were outstanding and entitled to be voted at such meeting 764,260,624 shares of our common stock, par value $0.50 per share. The holders of the common stock will be entitled on each matter to one vote for each share of common stock held of record on the record date. There is no cumulative voting with respect to the election of Directors.

This proxy is solicited by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. The Company has retained Morrow & Co., LLC to assist in the solicitation of proxies at an estimated cost of $8,500 plus expenses. In addition, solicitation of proxies may be made by telephone or electronic mail by Directors, officers or regular employees of the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 3, 2009. THIS PROXY STATEMENT, FORM OF PROXY AND OUR ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.proxyvote.com. YOU WILL NEED TO INPUT THE CONTROL NUMBER, LOCATED ON THE PROXY CARD, WHEN ACCESSING THESE DOCUMENTS.

I. ELECTION OF DIRECTORS
------------------------

NOMINEES AND CONTINUING DIRECTORS
---------------------------------

The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. Six Directors of the Company are to be elected for terms ending at the Annual Meetings specified below, or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as Directors proposed by the Company, as well as the other Directors whose terms of office as Directors will continue after the Annual Meeting, is set forth below. The Board of Directors unanimously recommends a vote "FOR" each nominee indicated below.

                                                                  SERVED AS
              NAME, AGE, PRINCIPAL OCCUPATION                     DIRECTOR
              OR POSITION, OTHER DIRECTORSHIPS                      SINCE
              --------------------------------                    ---------
NOMINEES FOR TERMS ENDING IN 2012

A. A. Busch III, 71.........................................        1985
  Former Chairman of the Board of Anheuser-Busch Companies,
     Inc., brewery, container manufacturer and theme park
     operator

  He is also a Director of AT&T Inc.

A. F. Golden, 62............................................        2000
  Partner of Davis Polk & Wardwell, lawyers

H. Green, 47................................................        2008
  President and Chief Executive Officer of Premier Farnell
     plc, a global distribution company

  She is also a Director of Premier Farnell plc.

W. R. Johnson, 59...........................................        2008
  Chairman, President and Chief Executive Officer of H. J.
     Heinz Company, a global packaged food manufacturer

J. B. Menzer, 57............................................        2002
  Retired Vice Chairman and Chief Administrative Officer of
     Wal-Mart Stores, Inc., global retailer

NOMINEE FOR TERM ENDING IN 2010(1)

V. R. Loucks, Jr., 74.......................................        1979
  Chairman of the Board of The Aethena Group, LLC, a
     health-care merchant banking firm

  He is also a Director of Affymetrix, Inc. and MedAssets, Inc.

  He is a Former Director of Anheuser-Busch Companies, Inc.,
     Edwards Lifesciences Corporation and Pain Therapeutics,
     Inc.

TO CONTINUE IN OFFICE UNTIL 2011

D. N. Farr, 53..............................................        2000
  Chairman of the Board, Chief Executive Officer and
     President of Emerson

  He is also a Director of Delphi Corp.

R. B. Horton, 69............................................        1987
  Retired Chairman of BP p.l.c. and Railtrack Group PLC and
     Former Chairman of Chubb plc and The Sporting Exchange,
     Ltd.

C. A. Peters, 53............................................        2000
  Senior Executive Vice President of Emerson


                                      3


                                                                  SERVED AS
              NAME, AGE, PRINCIPAL OCCUPATION                     DIRECTOR
              OR POSITION, OTHER DIRECTORSHIPS                      SINCE
              --------------------------------                    ---------

J. W. Prueher, 66...........................................        2001
  Admiral, U.S. Navy (Retired), and Former U.S. Ambassador
     to The People's Republic of China

  He is also a Director of Merrill Lynch & Company, Inc.,
     The New York Life Insurance Company, Dyncorp
     International, Inc. and Fluor Corporation.

TO CONTINUE IN OFFICE UNTIL 2010

C. Fernandez G., 42.........................................        2001
  Chairman and Chief Executive Officer of Grupo Modelo,
     S.A.B. de C. V., brewery holding company

  He is also a Director of Grupo Televisa, S.A.B.

W. J. Galvin, 62............................................        2000
  Senior Executive Vice President and Chief Financial
     Officer of Emerson

  He is also a Director of Ameren Corporation.

R. L. Ridgway, 73...........................................        1995
  Former Assistant Secretary of State for Europe and Canada

  She is also a Director of Sara Lee Corporation and is a Director of three funds in the American Funds complex of mutual funds. She is also Chairman (non-executive) of the Baltic-American Enterprise Fund. She is a Former
     Director of The Boeing Company, Manpower, Inc., and 3M
     Company.

R. L. Stephenson, 48........................................        2006
  Chairman and Chief Executive Officer of AT&T Inc.,
     telecommunications provider

-------
(1) Pursuant to the Company's Bylaws, a Director may not stand for election or re-election as a Director after attaining the age of 72, provided that the Bylaws permit Mr. Loucks to serve as a member of the Board for an additional one-year term ending at the Company's annual meeting on February 2, 2010. Mr. Loucks previously served as a Director from April 1974 to December 1975.

Each of the nominees and continuing Directors has had the same position or other executive positions with the same employer during the past five years, except as follows:

    * Sir Robert Horton retired as Chairman of Railtrack Group PLC in July, 1999. He was named Deputy Chairman of Chubb plc in September, 2002 and Chairman in December, 2002 (both are non-executive positions), and served as Chairman of Chubb plc, which was acquired by United Technologies Corp., until November, 2003. He was appointed Chairman of The Sporting Exchange, Ltd. in March, 2004 and Executive Chairman in November, 2005. He resigned from The Sporting Exchange in January, 2006.

    * Mr. Loucks also served as Chief Executive Officer of Segway LLC from January, 2003 to November, 2003 and is the retired Chairman and Chief Executive Officer of Baxter International, Inc.

    * Mr. Farr was additionally elected as President of Emerson on November 1, 2005.

    * Ms. Green served as the President of Arrow Asia Pacific from 2004 to 2006 and the Head of Worldwide Marketing at Arrow Electronics, Inc. from 2002 to 2004.

    * Mr. Menzer served as Executive Vice President of Wal-Mart Stores, Inc. and President and Chief Executive Officer of Wal-Mart International from 1999 to 2005, as Vice Chairman of Wal-Mart Stores, Inc. from September, 2005 until his retirement in March, 2008, and as Chief Administrative Officer of Wal-Mart Stores, Inc. from March, 2007 until his retirement in March, 2008.

* Prior to becoming Chairman and Chief Executive Officer of AT&T Inc. in
June, 2007, Mr. Stephenson served as Chief Operating Officer of AT&T Inc. from November, 2005 to June, 2007, as Chief Operating Officer of SBC Communications Inc. from April, 2004 to November, 2005 and as Senior Executive Vice President and Chief Financial Officer of SBC from August, 2001 to April, 2004. SBC Communications Inc. acquired AT&T Corp. in November, 2005.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
---------------------------------------------------

The following table shows the number of shares of the Company's common stock that are beneficially owned by the Directors, by each of the named executive officers in the Summary Compensation Table, and by all Directors and executive officers as a group as of September 30, 2008. No person reflected in the table owns more than 0.5% of the outstanding shares of Emerson common stock. To the Company's knowledge, no person or group beneficially owns more than 5% of the Company's common stock.

                                                                 TOTAL SHARES OF
                                                                     EMERSON
                                                                  COMMON STOCK
                                                                  BENEFICIALLY
                            NAME                                   OWNED(1)(2)
                            ----                                 ---------------
A. A. Busch III(3)..........................................          112,250
D. N. Farr(4)...............................................        1,938,888
D. C. Farrell...............................................           50,681
C. Fernandez G..............................................           35,230
W. J. Galvin(5).............................................          853,797
A. F. Golden................................................           22,518
H. Green....................................................            1,047
R. B. Horton................................................           28,074
W. R. Johnson...............................................            2,355
V. R. Loucks, Jr............................................           23,050
J. B. Menzer................................................           15,782
E. L. Monser................................................          359,116
C. A. Peters................................................          713,153
J. W. Prueher...............................................           16,302
R. L. Ridgway...............................................           25,270
F. L. Steeves...............................................           55,687
R. L. Stephenson............................................            5,648
All Directors and Executive Officers as a group
  (19 persons)..............................................        4,498,212(6)(7)

-------
(1) Under rules of the Securities and Exchange Commission ("SEC"), persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes below and except for the following shares of restricted stock over which the person named has no investment power: Mr. Farr-430,000; Mr. Galvin-100,000; Mr. Monser, Chief Operating Officer-70,000; Mr. Peters-100,000; Mr. Steeves, Senior Vice President, Secretary and General Counsel-10,000; Mr. Fernandez-15,150; Mr. Golden-15,538; Ms. Green-1,047; Mr. Johnson-1,355; Mr. Menzer-11,782; Adm.
    Prueher-14,350; Mr. Stephenson-5,648; each other non-management Director (including Mr. Farrell, who was a Director as of September 30, 2008, but is not standing for re-election)-23,050; and all Directors and executive officers as a group-955,120 shares.

(2) As required by SEC rules, includes the following shares which such persons have or will have within 60 days after September 30, 2008 the right to acquire upon the exercise of employee stock options: Mr. Farr-906,666; Mr. Galvin-383,333; Mr. Monser-198,333; Mr. Peters-353,333; and Mr.
    Steeves-33,333.

(3) Includes 1,200 shares held by Mr. Busch as co-trustee of a trust, as to which Mr. Busch shares voting and investment power and disclaims beneficial ownership.
                                       5


(4) Includes 118,214 shares held by the spouse and/or children of Mr. Farr. Includes 6,437 shares held in the Emerson Directors' and Officers' Charitable Trust over which Mr. Farr exercises investment power but has no financial interest.

(5) Includes 56,730 shares held by or in trust for the spouse and/or children of Mr. Galvin, of which Mr. Galvin disclaims beneficial ownership as to 9,678 shares. Includes 190,000 shares held by JGM Investors, LP, a limited partnership of which The Galvin Family Trust and Mr. Galvin's spouse are the general partners. The Galvin Family Trust is the controlling general partner of JGM Investors, LP. Mr. Galvin's children are the trustees of The Galvin Family Trust and Mr. Galvin's spouse and children are the beneficiaries. The Galvin Family Trust has a 99.9% limited partnership interest in JGM Investors, LP. Mr. Galvin disclaims beneficial ownership in the shares held by JGM Investors, LP that are beneficially owned by his children.

(6) Includes 1,970,664 shares of common stock which executive officers have, or will have within 60 days after September 30, 2008, the right to acquire upon exercise of employee stock options. Shares owned as a group represent 0.58% of the outstanding common stock of the Company.

(7) Includes 239,364 shares beneficially owned by two other executive officers of the Company, of which 65,000 shares are shares of common stock over which the two other executive officers have no investment power, 95,666 are shares of common stock over which the two other executive officers have, or will have within 60 days after September 30, 2008, the right to acquire upon exercise of employee stock options, and 900 shares held by one of the other executive officers in the Emerson Directors' and Officers' Charitable Trust over which the executive officer exercises investment power but has no financial interest.

CORPORATE GOVERNANCE
--------------------

The Company's Corporate Governance Principles and Practices and the charters of all Board Committees are available on the Company's Web site at www.emerson.com, Investor Relations, Corporate Governance. The foregoing documents are available in print to stockholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary.

There were nine meetings of the Board of Directors during fiscal 2008. All of the Directors attended at least 75% of the meetings of the Board and committees on which they served. Directors are strongly encouraged to attend the Annual Meeting of Stockholders unless extenuating circumstances prevent them from attending, although the Company has no formal, written policy requiring such attendance. In 2008, all Directors attended the Annual Meeting of Stockholders.

The Board of Directors has appointed a Discussion Leader who chairs regularly scheduled meetings of non-management Directors, as provided in the Company's Corporate Governance Principles and Practices. The Discussion Leader position rotates annually among the Chairs of each of the independent Board Committees. Stockholders and other interested persons may contact the Discussion Leader in writing c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. All such letters will be forwarded promptly to the Discussion Leader.

Stockholders may communicate with any of our Directors by sending a letter to the Director, c/o Emerson Electric Co., 8000 West Florissant Avenue,
St. Louis, Missouri 63136, Attn: Secretary. All such letters will be forwarded promptly to the relevant Director.

DIRECTOR INDEPENDENCE
---------------------

The Board of Directors has determined that the following of its members are independent, as that term is defined under the general independence standards in the listing standards of the New York Stock Exchange: A. A. Busch III,
D. C. Farrell, C. Fernandez G., A. F. Golden, H. Green, R. B. Horton, W. R. Johnson, V. R. Loucks, Jr., J. B. Menzer, J. W. Prueher, R. L. Ridgway and
R. L. Stephenson. Mr. Farrell will not be standing for re-election in accordance with the requirement in the Company's Bylaws that an individual may not stand for election or re-election as a Director after the age of 72. All Directors identified as independent in this proxy statement meet the categorical standards adopted by the Board to assist it in making determinations of Director independence. A copy of these standards is set forth under the caption "Emerson Director Independence Standards" in Appendix A attached to this proxy statement and is available on the Company's Web site at www.emerson.com, Investor Relations, Corporate Governance.

In the course of the Board's determination regarding independence of each non-management Director, it considered any transactions, relationships and arrangements as required by the Company's independence standards. In particular, with respect to each of the three most recently completed fiscal years, the Board considered for:

    * Each of Messrs. Fernandez, Menzer, Stephenson and Johnson and Ms. Green, the annual amount of sales to Emerson by the company which the Director serves as an executive officer, and purchases by that company from Emerson, and determined that the amount of such sales and purchases were consistent with the Emerson Director Independence Standards.

    * Mr. Busch, the annual amount of sales to Emerson by the company which one of his immediate family members served as an executive officer, and purchases by that company from Emerson, and determined that the amount of such sales and purchases were consistent with the Emerson Director Independence Standards.

    * Mr. Golden, the annual amount paid by Emerson to the law firm of which he is a partner, and determined that the total amount of such payments was consistent with the Emerson Director Independence Standards.

    * Messrs. Busch, Farrell, Fernandez, Golden, Menzer, Prueher and Stephenson and Ms. Green and Ms. Ridgway, the annual amount of contributions by Emerson, if any, to charitable organizations with which the Director served as a director, officer or trustee, and determined that such contributions, if any, were consistent with the Emerson Director Independence Standards.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

We review all transactions and relationships in which the Company and any of our Directors, nominees for Director or executive officers, or any of their immediate family members, are participants, so as to determine whether any of these individuals have a direct or indirect material interest in any such transaction. We have developed and implemented processes and controls to obtain information from the Directors and executive officers about related person transactions, and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in any such transaction. As required by SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in the Company's proxy statement.

Pursuant to these processes, all Directors and executive officers annually complete, sign and submit a Directors' and Officers' Questionnaire and a Conflict of Interest Questionnaire that are designed to identify related person transactions and both actual and potential conflicts of interest. We also make appropriate inquiries as to the nature and extent of business that the Company conducts with other companies for whom any of our Directors or executive officers also serve as directors or executive officers. Under the Company's Code of Business Ethics, if an actual or potential conflict of interest affects an executive officer, he or she is to immediately disclose all the relevant facts and circumstances to the Company's Ethics and Environmental Policy Committee. If the Committee determines that there is a conflict, it will refer the matter to the Board of Directors, which will review the matter to make a final determination as to whether a conflict exists, and, if so, how the conflict should be resolved. If an actual or potential conflict of interest affects a Director, he or she is to immediately disclose all the relevant facts and circumstances to the Board of Directors, which likewise will review the matter to make a final determination as to whether a conflict exists, and, if so, how it should be resolved.

The Company has a written Code of Business Ethics applicable to all Directors and executive officers of the Company that prohibits Directors and executive officers from entering into transactions, or having any relationships, that would result in a conflict of interest with the interests of the Company. Waivers of the Code of Business Ethics for Directors and executive officers may only be granted by the Board of Directors. The Code of Business Ethics can be found on the Company's Web site at www.emerson.com, Investor Relations, Corporate Governance.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Based on the review described above, there were no transactions from October 1, 2007 through the date of this proxy statement, and there are no currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeded $120,000 and in which any of the Company's Directors or executive officers or any of their immediate family members either had or will have a direct or indirect material interest.

BOARD OF DIRECTORS AND COMMITTEES
---------------------------------

The members of the Board are elected to various committees. The standing committees of the Board (and the respective Chairmen) are: Executive Committee
(Farr), Audit Committee (Busch), Compensation Committee (Loucks), Corporate Governance and Nominating Committee (Farrell) and Finance Committee (Horton).

AUDIT COMMITTEE

The Audit Committee met four times in fiscal 2008. The members of the Audit Committee are A. A. Busch III, Chairman, H. Green, R. B. Horton, J. B. Menzer and R. L. Ridgway, all of whom are independent. The functions of the Audit Committee are described under "Report of the Audit Committee" at page 14 below. The Board has determined that all of the Audit Committee members are independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 (the "Exchange Act") and rules thereunder, as incorporated into the listing standards of the New York Stock Exchange. The Board has also determined that
J. B. Menzer and H. Green are Audit Committee Financial Experts as that term is defined in the rules issued pursuant to the Sarbanes-Oxley Act of 2002. See the "Report of the Audit Committee" at page 14 below.

COMPENSATION COMMITTEE

The Compensation Committee met six times in 2008. The Compensation Committee Charter requires that the Committee be comprised of at least three Directors. The current Compensation Committee members are V. R. Loucks, Jr., Chairman,
D. C. Farrell, W. R. Johnson, J. W. Prueher and R. L. Stephenson. The Board has determined that, as required by the Committee Charter, each of the members of the Compensation Committee meets applicable independence requirements, including those of the New York Stock Exchange, and qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code and as a "non-employee director" under Rule 16b-3 of the Exchange Act.

The Compensation Committee discharges the Board's responsibilities relating to compensation of the Company's executives and produces the Committee's report on executive compensation included in the Company's annual proxy statement.

    Specifically, the Committee:

    * Approves corporate goals and objectives relevant to Chief Executive Officer compensation, evaluates Chief Executive Officer performance, has sole authority to set Chief Executive Officer compensation, and annually reviews the compensation of the Chief Executive Officer with the Board in executive session of non-management Directors only.

    * Reviews and approves all elements of compensation and oversees the evaluation process for all officers of the Company.

    * Makes recommendations to the Board with respect to equity-based compensation plans and executive officer incentive compensation plans.

    * Approves stock option grants and administers each of the Company's stock option plans as provided in those plans.

    * Approves Company contributions to benefit plans (other than qualified defined benefit plans), and the adoption, amendment or termination of benefit plans.

    * Approves all additional compensation plans designed to attract and retain key employees, and, for such key employees, approves all employment agreements and contracts and all plans providing deferred and continuing compensation or providing additional benefits upon a termination or change of control.

    * Monitors the levels of stock ownership of Company executives.

    * Monitors and keeps current the Senior Management Succession Plan.

    * Determines whether service by an officer, Director or employee of the Company as an officer, director or employee of another company is eligible for indemnification pursuant to the Company's Bylaws.

    * Approves the Compensation Discussion and Analysis ("CD&A") to determine whether to recommend inclusion of the CD&A in the Company's proxy statement, annual report on Form 10-K or other appropriate document(s) filed with the SEC.

The Compensation Committee operates under a written charter that details the scope of authority, composition and procedures of the Committee. The Committee may, when appropriate in its discretion, delegate authority with respect to specific matters to one or more members, provided that all decisions of any such members are presented to the full Committee at its next scheduled meeting. For a discussion of delegations of authority the Committee has made to the Chief Executive Officer, see "Compensation Discussion and Analysis - Equity Compensation Grant Practices" at page 25 below. The Committee reports to the Board of Directors regularly, reviews and reassesses the adequacy of its Charter at least annually and conducts an annual evaluation of its performance.

Role of Executive Officers and the Compensation Consultant
----------------------------------------------------------

Executive Officers

The Chief Executive Officer makes recommendations to the Committee regarding total compensation to be paid to the Company's executive officers other than himself, including salary, annual bonus, stock awards and benefits, as appropriate. Management makes recommendations to the Committee regarding salaries, at or above a level established by the Committee, to be paid to non-executive officer employees of the Company, its divisions and subsidiaries, including the officers of divisions and subsidiaries of the Company who are not officers of the Company, and salaries of all Division Presidents.

Management develops and presents to the Committee recommendations for the design of compensation programs, including stock or other incentive-based programs and other programs designed to attract and retain key employees.

The Committee has unrestricted access to management and may also request the participation of management in any discussion of a particular subject at any meeting. Committee meetings are regularly attended by the Chief Executive Officer, who generally attends all meetings except meetings in executive session and discussions of Chief Executive Officer compensation, and the Vice President-Executive Compensation, who is responsible for leading some of the discussions regarding the Company's compensation programs and is responsible for recording the minutes of the meetings.

The Compensation Committee also meets in executive session without any members of management. The Committee may request the participation of management or outside consultants as it deems necessary or appropriate. The Committee regularly reports to the Board on compensation matters and annually reviews the Chief Executive Officer's compensation with the Board in executive session of non-management Directors only.

Compensation Consultant

The Committee has sole discretion, at Company expense, to retain and terminate independent advisors, including sole authority to approve the fees and retention terms for such advisors, if it shall determine the services of such advisors to be necessary or appropriate. Any Committee member may request the participation of independent advisors in any discussion of a particular subject at any meeting. The Company engages Frederic W. Cook & Co., Inc. to assist the Company in its executive compensation program design and competitive pay analysis. The Committee reviews this information in determining compensation for its named executive officers. In fiscal 2006, the Committee engaged Towers Perrin and Ernst & Young as outside consultants to review the philosophies and principles upon which the program is based, and the process used by the Committee to set pay. In fiscal 2007, the Committee engaged Towers Perrin and Ernst & Young to review the Committee's charter. In fiscal 2007 and 2008, the Committee engaged Towers Perrin to review the reasonableness of the compensation of our Chief Executive Officer. For competitive market pay information provided by certain compensation consultants, see "Compensation Discussion and Analysis" beginning at page 15 below.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Corporate Governance and Nominating Committee met five times in fiscal 2008. The members of the Committee are D. C. Farrell, Chairman, C. Fernandez G., A. F. Golden, V. R. Loucks, Jr., R. L. Ridgway and R. L. Stephenson, all of whom are independent. The Corporate Governance and Nominating Committee reviews the Company's corporate governance principles and independence standards; oversees the annual self-evaluation by the Board and its committees; discharges the Board's responsibilities related to compensation of Directors; identifies and evaluates individuals for Board and committee membership and Chairs; makes recommendations to the Board concerning the selection of Director nominees; makes recommendations as to the size and composition of the Board and its committees; and approves and/or reviews the Company's conflict of interest policies, codes of ethics, political activities and compliance with laws and regulations, and oversees management's implementation thereof. For a description of the process used by the Committee in evaluating and recommending Director nominees, see "Nomination Process" below.

Nomination Process
------------------

The Corporate Governance and Nominating Committee regularly reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee may consider nominees submitted by several sources, including current Board members, management of the Company, director search firms, stockholders or other persons.

In evaluating possible Director nominees, the Committee considers the knowledge, experience, integrity and judgment of possible candidates, their potential contribution to the diversity of backgrounds, experience and skills of the Board, and their ability to devote sufficient time and effort to their duties as Directors. The Company's Statement of Corporate Governance Principles and Practices sets forth the minimum qualifications for Director nominees which include, among other criteria determined by the Board, senior management experience in business, government and/or other relevant organizations. Important experience includes the field of manufacturing, international exposure and Board membership with major organizations. Pursuant to the Company's Bylaws, a Director may not stand for election or re-election as a Director after attaining the age of 72, provided that the Bylaws permit Mr. Farrell and Mr. Loucks to serve as members of the Board for additional one-year terms ending at the Company's annual meeting on February 3, 2009 and February 2, 2010, respectively.

The Committee evaluates Director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified Director nominees with the Board. The Committee evaluates candidates that meet the Director criteria, and the Committee selects nominees that best suit the Board's current needs and recommends one or more of such individuals for election to the Board. Ms. Green and Mr. Johnson, who are standing for election to the Board for the first time, were recommended to the Committee by a non-management Director and a third-party search firm and the Chief Executive Officer. From time to time, the Company retains an independent search firm to assist the Committee in identifying potential candidates for Board membership and in evaluating their qualifications and availability.

The Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations in "IV. Stockholders' Proposals" at page 39 below. The Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

In addition, the Company's Bylaws permit stockholders to nominate Directors at an annual meeting of stockholders or at a special meeting at which Directors are to be elected in accordance with the notice of meeting. The procedures for making such nominations are discussed in "IV. Stockholders' Proposals" at page 39 below.

Processes and Procedures for Determination of Director Compensation
-------------------------------------------------------------------

The Corporate Governance and Nominating Committee annually reviews compensation of the Company's Directors, as well as the Company's compensation practices for Directors, and makes recommendations to the Board regarding these matters. The Board makes the final determinations as to Director compensation and compensation practices.

To assist the Committee in performing these duties, Company management periodically engages Towers Perrin, an outside consultant, to prepare a study of outside director compensation trends and best practices in the competitive market, and to make recommendations as to the compensation of the Company's outside Directors. Management, including the Chief Executive Officer, presents these recommendations to the Committee for its consideration.

DIRECTOR COMPENSATION
---------------------

Directors who are employees of the Company do not receive any compensation for service as Directors. Each non-management Director is currently paid an annual retainer, a portion of which is paid in cash and a portion of which is paid in restricted stock, and fees of $1,500 plus expenses for attendance at each Board meeting. The cash portion of the annual retainer, which is paid in cash on a monthly basis, was $50,000 at the beginning of fiscal year 2008 and was increased to $70,000 beginning in May 2008. The amount of the annual retainer paid in restricted stock each year is determined by or upon the recommendation of the Corporate Governance and Nominating Committee. For fiscal 2008, non-management Directors received $100,000 in restricted stock. See footnote 2 to the Director Compensation table below. Mr. Johnson and Ms. Green received $75,000 and $50,000, respectively, in restricted stock, which represented pro rata awards based on their dates of election to the Board in May and August 2008. See footnote 2 to the Director Compensation table below. Effective with the Company's Annual Meeting in February 2009, the restricted stock portion of the Annual Retainer will be increased to $115,000.

The restricted stock award does not vest and cannot be sold until the Director's retirement or earlier death, disability or a change of control of the Company. Non-management Directors receive dividends with respect to such restricted stock. If a Director's tenure on the Board ends for any other reason, the restrictions will lapse unless it is determined that the participant has acted in a manner detrimental to the Company or has failed to fulfill his or her responsibilities in a satisfactory manner. If the restrictions on the shares do not lapse, such shares will be forfeited to the Company. As a result of these restrictions, the amount of restricted stock held by a Director reflects the length of time that a Director has served on the Board.

Each committee Chairman is currently paid an annual retainer of $12,000, except for the Chairman of the Audit Committee who is paid an annual retainer of $15,000, and each committee member is paid $1,500 plus expenses for attendance at each committee meeting.

Directors may elect to defer all or a part of their cash compensation under the Company's Deferred Compensation Plan for Non-Employee Directors. Under the plan, which has existed since 1982, such deferred amounts are credited with interest quarterly at the prime rate charged by Bank of America, N.A. Under the rules of the SEC, interest on deferred compensation is considered above-market only if the rate of interest exceeds 120% of the applicable federal long-term rate, which is the rate applying to debt instruments with a term of more than 9 years published monthly by the Internal Revenue Service. During fiscal 2008, the Bank of America prime rate ranged from 5% to 7.75%, while 120% of the applicable federal long-term rate ranged from 4.95% to 5.73%. The amount of the earnings on deferred compensation for each of these Directors that is considered above-market is set forth in footnote (4) to the Director Compensation table. In the alternative, Directors may elect to have deferred fees converted into units equivalent to shares of Emerson common stock and their accounts credited with additional units representing dividend equivalents. All deferred fees are payable only in cash. A. A. Busch, D. C. Farrell, A. F. Golden and R. L. Stephenson currently participate in this deferral program.

For Directors who assumed office on or after June 4, 2002, the Company has eliminated its Continuing Compensation Plan for Non-Management Directors. Non-management Directors in office on that date who are not fully vested continue to vest in the plan. A non-management Director who assumed office prior to June 4, 2002, and who served as a Director for at least five years will, after the later of termination of service as a Director or age 72, receive for life a percentage of the annual $30,000 cash retainer for non-management Directors in effect on

June 4, 2002. This percentage is 50% for five years service and an additional 10% for each year of service to 100% for ten or more years of service. In the event that service as a covered Director terminates because of death, the benefit will be paid to the surviving spouse for five years. Amounts relating to the aggregate change in the actuarial present value of the accumulated benefit for fiscal year 2008 pursuant to the Company's Continuing Compensation Plan for Non-Management Directors are set forth in footnote (4) to the Director Compensation table and the eligible Directors are identified in that footnote.

As part of the Company's overall charitable contributions practice, the Company may, in the sole and absolute discretion of the Board and its Committees, make a charitable contribution in the names of Emerson and a Director upon his or her retirement from the Board (as determined by the Board and its Committees), taking into account such Director's tenure on the Board, his or her accomplishments and service on the Board, and other relevant factors.

The table below sets forth amounts for non-management Director compensation for fiscal 2008.

DIRECTOR COMPENSATION

-------------------------------------------------------------------------------------------------------------------------
                                                                         CHANGE IN
                                                                        PENSION VALUE
                                           FEES                              AND
                                          EARNED                        NONQUALIFIED
                                          OR PAID        STOCK            DEFERRED           ALL OTHER
                                          IN CASH        AWARDS         COMPENSATION        COMPENSATION
              NAME(1)                       ($)        ($)(2)(3)         EARNINGS(4)           ($)(5)           TOTAL ($)
-------------------------------------------------------------------------------------------------------------------------
 A. A. Busch III                           98,834        99,969            26,447               5,000            230,250
-------------------------------------------------------------------------------------------------------------------------
 D. C. Farrell(6)                         107,834        99,969            11,523              10,000            229,326
-------------------------------------------------------------------------------------------------------------------------
 C. Fernandez G.                           74,834        99,969             3,000                  --            177,803
-------------------------------------------------------------------------------------------------------------------------
 A. F. Golden                              85,334        99,969            19,042              14,919            219,264
-------------------------------------------------------------------------------------------------------------------------
 H. Green                                  11,667        49,958                --                  --             61,625
-------------------------------------------------------------------------------------------------------------------------
 R. B. Horton                              95,834        99,969             8,000                  --            203,803
-------------------------------------------------------------------------------------------------------------------------
 W. R. Johnson                             33,667        74,959                --                  --            108,626
-------------------------------------------------------------------------------------------------------------------------
 V. R. Loucks, Jr.                        103,334        99,969                --              10,000            213,303
-------------------------------------------------------------------------------------------------------------------------
 J. B. Menzer                              80,834        99,969                --                  --            180,803
-------------------------------------------------------------------------------------------------------------------------
 J. W. Prueher                             85,334        99,969            18,000              10,000            213,303
-------------------------------------------------------------------------------------------------------------------------
 R. L. Ridgway                             79,334        99,969            11,000               2,500            192,803
-------------------------------------------------------------------------------------------------------------------------
 R. L. Stephenson                          85,334        99,969               663              10,000            195,966
-------------------------------------------------------------------------------------------------------------------------

-------
(1) Messrs. D. N. Farr, W. J. Galvin and C. A. Peters are named executive officers who are also Directors and their compensation is set forth in the Summary Compensation Table and related tables. They did not receive any additional compensation for their service as Directors.

(2) In fiscal 2008, the Directors in office on February 5, 2008 were awarded 1,921 shares of restricted stock ($100,000 divided by the grant date fair market value of Emerson stock, rounded down to the nearest whole share) with a total restricted stock value of $99,969. Ms. Green was elected to the Board of Directors on August 5, 2008 and was awarded 1,047 shares of restricted stock upon her election representing a pro-rata amount of the annual award ($50,000 divided by the grant date fair market value of Emerson stock, rounded down to the nearest whole share), with a total restricted stock value of $49,958. Mr. Johnson was elected to the Board of Directors on May 6, 2008 and was awarded 1,355 shares of restricted stock upon his election representing a pro-rata amount of the annual award ($75,000 divided by the grant date fair market value of Emerson stock, rounded down to the nearest whole share), with a total restricted stock value of $74,959. These amounts constitute the aggregate grant date fair value of restricted stock awards for fiscal 2008 calculated in accordance with Statement of Financial Accounting Standards 123R ("FAS 123R") which is also the dollar amount recognized for financial statement reporting purposes for fiscal 2008. See Note 14 to the


                                      12


    Company's fiscal year 2008 financial statements in the Company's Annual Reports on Form 10-K for a discussion of valuation under FAS 123R.

(3) The total number of shares of restricted stock held by each of the non-management Directors at September 30, 2008 (the end of fiscal 2008) is as follows: A. A. Busch-23,050; D. C. Farrell-23,050; C. Fernandez G.- 15,150; A. F. Golden-15,538; H. Green-1,047; R. B. Horton-23,050; W. R.
    Johnson-1,355; V. R. Loucks, Jr.-23,050; J. B. Menzer-11,782; J. W.
    Prueher-14,350; R. L. Ridgway-23,050; and R. L. Stephenson-5,648.

(4) Includes above-market earnings for fiscal 2008, based on duration of participation in the deferred compensation plan, on cash fees that a Director elected to defer as follows: A. A. Busch-$17,447; D. C. Farrell-$11,523; A. F. Golden-$4,042; and R. L. Stephenson-$663. Also includes the following amounts attributable to the aggregate change in the actuarial present value of the accumulated pension benefit for fiscal year 2008 pursuant to the Company's Continuing Compensation Plan for Non-Management Directors who assumed office prior to June 4, 2002, as follows: A. A. Busch-$9,000; C. Fernandez G.-$3,000; A. F.
    Golden-$15,000; R. B. Horton-$8,000; J. W. Prueher-$18,000 and R. L.
    Ridgway-$11,000. Pursuant to applicable regulations, does not include the following negative amounts relating to the change in actuarial present value: D. C. Farrell-$12,000; and V. R. Loucks, Jr.-$12,000. The Company has eliminated its Continuing Compensation Plan for Non-Management Directors who assumed office on or after June 4, 2002. Non-management Directors in office on that date who are not fully vested continue to vest in the plan. The actuarial present value changes reflect in part the continued vesting of these Directors. Please see the narrative above for more information.

(5) The Company's charitable matching gifts program matches charitable gifts of up to $10,000 for all employees and Directors of the Company. Includes the amount of Company matching contributions as follows: A. A. Busch-$5,000; D. C. Farrell-$10,000; A. F. Golden-$10,000; V. R. Loucks,
    Jr.-$10,000; J. W. Prueher-$10,000; R. L. Ridgway-$2,500; and R. L.
    Stephenson-$10,000. Also includes tax reimbursement of $4,919 to A. F. Golden in connection with expenses aggregating less than $10,000 and relating to his and his spouse's attendance at an offsite strategy meeting.

(6) D. C. Farrell is not standing for re-election pursuant to the requirement in the Company's Bylaws that a Director may not stand for election or re-election after the age of 72.

CODE OF ETHICS
--------------

The Company has adopted a Code of Ethics that applies to the Company's chief executive officer, chief financial officer, chief accounting officer, and controller; has posted such Code of Ethics on its Web site; and intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting such information on its Web site at www.emerson.com, Investor Relations, Corporate Governance. The Company has adopted a Code of Business Ethics for Directors, officers and employees, which is available at the same location on the Company's Web site. Printed copies of the foregoing documents are available to stockholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

The functions and members of the Compensation Committee are set forth above under "Board of Directors and Committees - Compensation Committee." All Committee members are independent and none of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

The Company's Directors and executive officers are required, pursuant to
Section 16(a) of the Exchange Act, to file statements of beneficial ownership and changes in beneficial ownership of common stock of the Company with the SEC and the New York Stock Exchange, and to furnish copies of such statements to the Company. Based solely on a review of the copies of such statements furnished to the Company and written representations that no other such statements were required, the Company believes that during fiscal year 2008 its Directors and executive officers complied with all such requirements.

REPORT OF THE AUDIT COMMITTEE
-----------------------------

The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company's financial statements, the Company's financial reporting process, its systems of internal accounting and financial controls, the internal audit process, the annual independent audit process of the Company's annual financial statements, the Company's compliance with legal and regulatory requirements and the qualification and independence of the Company's independent registered public accounting firm. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2008, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company's internal control over financial reporting. The Committee reviewed with the independent registered public accounting firm the firm's judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board (United States), including the matters required to be discussed by Statement on Auditing Standards No. 114, as may be modified or supplemented. In addition, the Committee has discussed with the independent registered public accounting firm the firm's independence from management and the Company, including the impact of non-audit-related services provided to the Company and the matters in the independent registered public accounting firm's written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board (United States), as may be modified or supplemented.

The Committee also discussed with the Company's internal auditors and the independent registered public accounting firm in advance the overall scope and plans for their respective audits. The Committee meets regularly with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2008 for filing with the Securities and Exchange Commission. The Committee also reappointed KPMG LLP as the Company's independent registered public accounting firm for fiscal 2009.

                                          Audit Committee

                                               A. A. Busch III, Chairman
                                               H. Green
                                               R. B. Horton
                                               J. B. Menzer
                                               R. L. Ridgway

FEES PAID TO KPMG LLP
---------------------

The following are the fees of KPMG LLP, the Company's independent registered public accounting firm, for services rendered in 2007 and 2008 ($ in millions):

                                                              2007       2008
                                                              -----      -----
Audit Fees..............................................      $22.7      $26.4
Audit-Related Fees......................................        2.8        2.8
Tax Fees................................................        3.4        2.0
All Other Fees..........................................          0          0
                                                              -----      -----
    Total KPMG LLP Fees.................................      $28.9      $31.2
                                                              =====      =====

Audit Fees primarily represent the cost for the audit of the Company's annual financial statements, reviews of SEC Forms 10-Q and 10-K and statutory audit requirements at certain non-U.S. locations.

Audit-Related Fees are primarily related to acquisition and divestiture due diligence, audits of employee benefit plans and statutory filings.

Tax Fees are primarily related to tax compliance services, which represented $1.9 million and $3.3 million in 2008 and 2007, respectively. The remaining tax fees related to tax consulting services and represented $0.1 million in each of 2008 and 2007.

The Audit Committee approved in advance all services provided by KPMG LLP. The Audit Committee's pre-approval policies and procedures are included within the Audit Committee Charter, which was filed as an exhibit to the Company's proxy statement for the 2006 Annual Meeting and can be found on the Company's Web site at www.emerson.com, Investor Relations, Corporate Governance.

EXECUTIVE COMPENSATION
----------------------

COMPENSATION DISCUSSION AND ANALYSIS
------------------------------------

OVERVIEW

Emerson is a global technology leader with diversified businesses that report in five segments: Process Management, Industrial Automation, Network Power, Climate Technologies, and Appliance and Tools. We design and supply advanced products and deliver engineered solutions to industrial, commercial and consumer markets worldwide. Managing these diverse global businesses requires a team of committed, talented and experienced executives. Our executive compensation philosophy is straightforward and consistent -- we pay for performance. Our executives are accountable for the performance of the businesses they manage and are compensated based on that performance. The Emerson executive compensation program, which is substantially unchanged since 1977, attracts, retains, motivates and rewards our executives for achieving outstanding operational and financial performance. This performance, in turn, builds value for our stockholders.

This Compensation Discussion and Analysis describes Emerson executive compensation policies and programs and how they apply to our named executive officers (the senior executives included in the Summary Compensation Table at page 26 below). This section also describes the actions and decisions of the Compensation Committee of the Board of Directors (the "Committee"), which oversees the executive compensation program and determines the compensation of the named executive officers.

COMPENSATION OBJECTIVES AND ELEMENTS

Emerson's executive compensation program is designed to support the interests of stockholders by rewarding executives for achievement of the Company's specific business objectives, such as growth in earnings per share and improvement in trade working capital and cash flow. The fundamental principles underlying the program are:

    * Rewarding for superior performance rather than creating a sense of entitlement.

    * Maximizing stockholder value by allocating a significant percentage of compensation to at-risk pay that is dependent on achievement of the Company's performance goals.

    * Aligning executives' interests with stockholder interests by providing significant stock-based compensation and expecting executives to hold the stock they earn.

    * Attracting and retaining talented executives by providing competitive compensation opportunities.

    * Rewarding overall corporate results while recognizing individual contributions.

Our executive compensation program includes incentive plans that communicate to participants the Company's critical business values, strategies and performance objectives, and are clear and simple to understand. This understanding focuses their efforts on the performance objectives that drive Emerson's success and encourages them to make career commitments to the Company. The program offers a balanced approach to compensation and consists of the primary components illustrated below. Taken together, we refer to these components as "total compensation." Individual compensation packages and the mix of base salary, annual cash bonus opportunity and long-term stock compensation for each named executive officer vary depending upon the executive's level of responsibilities, potential, performance and tenure with the Company. The at-risk portion of total compensation generally increases as an executive's level of responsibilities increases. The chart below is not to scale for any particular named executive officer.

     ------- ---------------
     |       |             |    /|*Objective: Supports succession planning and retention
     |       | Restricted  |   / |*Participation is highly selective
     |       |    Stock    |  \  |*Generally represents 5-20%* of total compensation for named
     |       |             |   \ | executive officers
     |       |-------------|    \|*No set frequency of awards; cliff vesting after term of up to 10 years
     |       |             |
     |       |             |
     |       |             |    /|*Objective: Supports achievement of the Company's longer-
     |       |             |   / | term financial goal of sustained earnings per share growth
 Long-Term   |             |  /  |*Is the primary long-term compensation element, generally
   Stock     | Performance | /   | representing 45%-55%* of total compensation for named
Compensation |   Shares    |  \  | executive officers
     |       |             |   \ |*Generally awarded every three years with a four-year
     |       |             |    \| performance period
     |       |             |
     |       |             |
     |       |             |     /*Objective: Rewards for the Company's stock price appreciation
     |       |             |    /|*Generally represents 5-10%* of total compensation for named
     |       |-------------|   / | executive officers
     |       |    Stock    |  /  |*Exercise price equal to average of high and low market price
     |       |   Options   |  \  | on grant date
     |       |             |   \ |*Awarded generally every three years, with one-third vesting
     |------ |-------------|    \| each of the first three years of a ten year term
     |       |             |
     |       |             |    /|*Objective: Rewards achievement of the Company's annual
     |       |   Annual    |   / | financial targets and individual performance
     |       |    Bonus    |   \ |*Generally represents 10-25%* of total compensation for named
 Annual Cash |             |    \| executive officers
Compensation |-------------|    /|*Objective: Rewards individual performance and may vary
     |       |             |   / | with the Company's performance
     |       | Base Salary |   \ |*Generally represents 5-20%* of total compensation for named
     |       |             |    \| executive officers
     ------- --------------

-------
*These percentage ranges are based on annualized total compensation values and do not necessarily correspond to, and are not a substitute for, the values disclosed in the Summary Compensation Table and supplemental tables. Annualized values for long-term stock compensation are based on the grant date value of awards annualized over the three-year award cycle for performance shares and options and over the vesting terms for restricted stock, based on data provided by our compensation consultants. We use these annualized values because competitive data is calculated in the same manner.

                                      16

COMPETITIVE MARKET PAY INFORMATION AND PHILOSOPHY

In determining total compensation levels and mix for our Chief Executive Officer ("CEO") and our other named executive officers, the Committee reviews market trends in executive compensation and survey results from Frederic W. Cook & Co., Inc. and Hewitt Associates, Inc. The Company's compensation philosophy is to target total compensation in the median range of these data sources, as adjusted based on revenue, which we refer to as the "median range", with actual pay delivered dependent on Company and individual performance. Equity awards are valued at grant and annualized over their award frequency. This approach is consistent with long-standing Company practice.

The Committee reviews compensation survey data from three groups reflecting
(1) large industrial companies, (2) companies with profiles similar to the Company's, and (3) companies with comparable sales revenues.

    * Large industrial companies: This group consists of the industrial
      --------------------------
      companies in the Frederic W. Cook total compensation database and reflects potential opportunities for our named executive officers at other companies. The group generally consists of the same companies from year to year, but may vary based on survey participants.

    * Companies with similar profiles: This group consists of companies
      -------------------------------
      identified independently by our planning department for benchmarking Company performance. These companies are not selected for compensation purposes. The companies have some or all of the following characteristics which the planning department believes to be similar to the Company's: industries or markets being served, customers being targeted, investor profiles being pursued, and a global strategy. The companies in this group may change each year based on their and the Company's performance.

    * Companies with comparable revenues: Because there is a correlation
      ----------------------------------
      between level of pay and company size, we review a group that includes companies with revenues comparable to the Company's as a secondary reference. Companies in this group may vary each year based on their and the Company's revenues.

The Committee considers these competitive pay analyses as a frame of reference in making its pay decisions. The pay decisions are not formulaic and the Committee exercises judgment in making them. These analyses are not used to establish performance goals in the compensation programs.

SETTING TOTAL COMPENSATION

Each year as part of the Company's continuing, disciplined management development and succession planning process, management meets with division and corporate executives to evaluate the individual performance and leadership potential of our key executives. Our CEO uses these performance and leadership evaluations to develop individual pay recommendations to the Committee for senior executives, including the named executive officers (other than himself). The Committee reviews the performance evaluations and pay recommendations for the named executive officers and the other senior executives. The Committee separately meets in executive session without the CEO present to review the CEO's performance and set his compensation.

In setting the CEO's compensation, the Committee first considers the Company's financial results. The Committee considered the Company's outstanding financial performance in fiscal 2008, which exceeded the financial performance objectives established by the Company for the year:

    * Sales reached a record $24.8 billion, an increase of 12.1 percent over the prior year.

    * Earnings from continuing operations per share rose 17.4 percent to $3.11, which also was a record.

    * Return on total capital was 21.8 percent, an increase of 170 basis points over the prior year.

    * Operating cash flow reached $3.3 billion, an improvement of 9.2 percent from fiscal 2007.

    * The Company increased its dividend to stockholders for the 52nd consecutive year by 14.3 percent to $1.20 per share.

    * The Company returned $2.1 billion to stockholders in the form of dividends and share repurchases.

Second, the Committee evaluates the CEO's performance and leadership, compares his pay to the median range of market compensation, and reviews his pay in relation to the pay of the other named executive officers. The Committee noted that in his eighth year as CEO, Mr. Farr continued to provide strong leadership for the entire global organization as he positioned the Company for long term success in a challenging economic environment. In addition to executing the financial performance described above, Mr. Farr:

    * Drove aggressive management of Company assets against growing competitive and price pressures, maximizing operations and capital efficiency.

    * Continued to reshape the business portfolio through key acquisitions and divestitures to better align the Company's continued profitable growth in the future and to create long-term shareholder value.

    * Strengthened customer relationships worldwide.

    * Furthered Emerson's technology leadership through aggressive new product development processes and emphasis on innovative solutions for the industries we serve and beyond.

    * Strengthened the Company's presence in key emerging markets.

    * Balanced manufacturing, engineering, logistics and other resources to respond quickly to changing market conditions.

    * Increased emphasis on energy and environmental responsibility in the solutions we offer customers and in Emerson operations.

    * Continued strong emphasis on leadership and management development globally.

The Committee uses the survey results under "Competitive Market Pay Information and Philosophy" above as a frame of reference when setting the CEO's total compensation. The Committee reviews the relative internal compensation relationships among the named executive officers, based on each executive's level of responsibilities, and how they compare to pay relationships in the survey data. While the Committee monitors these pay relationships, it does not target any specific pay ratios. The Committee notes that Mr. Farr's responsibilities as CEO are greater than those of the other named executive officers. The Committee also receives a summary for the CEO showing all elements of his compensation, including base salary, annual cash bonus, long-term stock compensation, retirement and other benefits and perquisites. The summary shows compensation that may be paid upon voluntary or involuntary termination of employment, retirement, death or disability, or upon a change of control. Mr. Farr does not have an employment agreement with the Company.

The Committee reviewed alternatives for delivering the appropriate level of total compensation for Mr. Farr based on the Company's and his performance, as described above. These alternatives reflected the fact that fiscal 2007 was an award year for performance shares and fiscal 2008 was an award year for stock options. The Committee's consultant, Towers Perrin, reviewed these compensation alternatives and determined that they were reasonable, but made no specific compensation recommendations.

The Committee follows a similar process to determine compensation for the remaining named executive officers. The Committee reviews the survey results under "Competitive Market Pay Information and Philosophy" above in exercising its judgment regarding these compensation decisions. As it did for Mr. Farr, the Committee first considered the overall outstanding performance of the Company for fiscal 2008. The Committee then reviewed the CEO's evaluation of the individual performance of each named executive officer, which was outstanding for fiscal 2008. The Committee took into account the responsibilities of Messrs. Galvin, Monser and Peters in addition to the traditional roles denoted by their job titles. In addition to his duties as Chief Financial Officer, Mr. Galvin participates in operational reviews with the Chief Operating Officer and oversees the Company's governmental affairs function. The Committee also considered his long tenure with the Company. In addition to his duties as Chief Operating Officer, Mr. Monser has corporate oversight responsibilities for the Company's Asian and Latin American operations, took on additional responsibilities in Europe in fiscal 2007, and oversees corporate procurement functions. In addition to being responsible for the Company's marketing and information systems functions, Mr. Peters also participates with the CEO in strategic reviews of all of the Company's businesses and provides independent assessments of potential acquisition targets. In fiscal 2008, Mr. Steeves reorganized the Company's Law Department to provide legal services on functional and geographic bases consistent with the Company's growth and global focus. The Committee considered the CEO's compensation recommendations for these named executive officers and their total compensation relative to the median range of market compensation. The Committee also took into account its own evaluations of the named executive officers based on frequent interactions with and presentations to the members of the Board of Directors. None of the named executive officers has an employment agreement with the Company.

For the named executive officers, the Committee made its annual pay decisions for each of the compensation components as outlined below.

ANNUAL CASH COMPENSATION

The Committee targets total annual cash compensation in the median range of market total cash compensation, while placing more emphasis on the at-risk annual cash bonus than on base salary.

Base salary: For the named executive officers, the Committee awards base
-----------
salary increases (if any) after reviewing the Company's performance, individual performance, and competitive market conditions. The Committee determined that the base salary increases for fiscal 2008 and 2009 set forth below were in recognition of the Company's performance and the individual responsibilities, performance and potential of each named executive officer. Survey data indicated that the average predicted merit increase for individuals in these positions was 4-6% in fiscal 2008 and in fiscal 2009.

----------------------------------------------------------------------------------------------
                                               2007-2008                            2008-2009
                                               PERCENTAGE                           PERCENTAGE
        NAME                  FY2008            INCREASE            FY2009           INCREASE
----------------------------------------------------------------------------------------------
 D. N. Farr                 $1,200,000            4.3%           $1,225,000            2.1%
----------------------------------------------------------------------------------------------
 W. J. Galvin                 $710,000            4.4%             $735,000            3.5%
----------------------------------------------------------------------------------------------
 E. L. Monser                 $600,000            4.3%             $625,000            4.2%
----------------------------------------------------------------------------------------------
 C. A. Peters                 $540,000            4.9%             $565,000            4.6%
----------------------------------------------------------------------------------------------
 F. L. Steeves                $560,000            1.8%(1)          $580,000            3.6%
----------------------------------------------------------------------------------------------

-------
(1) Represents percentage increase over annualized 2007 base salary as Mr. Steeves joined the company in March 2007.

Annual bonus: The determination of individual bonus amounts for the named
------------
executive officers is discretionary, but is based on the Company's financial performance. For fiscal 2008, the Committee considered the Company's sales growth, earnings per share growth, return on total capital, operating cash flow and operating margin improvement. For all of these measures the Company met or exceeded the original forecasted financial plan for the Company for fiscal 2008. The Committee compared fiscal 2008 performance to the prior year to determine whether to increase or decrease the bonus amounts from the prior year amounts. The Committee reviewed each named executive officer's individual performance, leadership potential and responsibilities, and exercised its discretion to determine each individual annual bonus award. The Committee believes that the bonus amounts awarded for fiscal 2008 as set forth in the table below are consistent with the Company's outstanding performance for fiscal 2008, as described above.

---------------------------------------------------------------------------------------------
                                               2006-2007                            2007-2008
                               FOR             PERCENTAGE           FOR            PERCENTAGE
        NAME                  FY2007            INCREASE           FY2008           INCREASE
---------------------------------------------------------------------------------------------
 D. N. Farr                 $2,700,000           22.7%           $3,000,000           11.1%
---------------------------------------------------------------------------------------------
 W. J. Galvin               $1,025,000           17.1%           $1,175,000           14.6%
---------------------------------------------------------------------------------------------
 E. L. Monser                 $725,000           20.8%             $850,000           17.2%
---------------------------------------------------------------------------------------------
 C. A. Peters                 $725,000           17.9%             $835,000           15.2%
---------------------------------------------------------------------------------------------
 F. L. Steeves                 (1)                N/A              $600,000            (1)
---------------------------------------------------------------------------------------------

-------
(1) Not comparable as Mr. Steeves joined the Company in March 2007.

LONG-TERM STOCK COMPENSATION

The Committee may make long-term stock compensation awards to the Company's executives, including the named executive officers. Executives participate in these programs based on their: (1) ability to make a significant contribution to the Company's financial results, (2) level of responsibility, (3) performance and (4) leadership potential. No executive is entitled to participate automatically based on title, position or salary level. We require participants to accept confidentiality, non-competition and non-solicitation obligations. In general, we target long-term stock compensation in the median range of market long-term compensation, with more emphasis on at-risk equity compensation.

Our long-term compensation consists of three programs: performance shares, stock options and restricted stock. We allocate the largest portion to performance shares, which are the primary incentive for delivery of superior longer-term financial performance, with a small portion allocated to stock options and the remainder through the selective use of restricted stock. We make awards of stock options and performance shares periodically, generally every three years, instead of annually, and restricted stock awards have no set award cycle. For purposes of its analysis, the Committee considers values of these awards based on the grant date value annualized over the three-year award cycle for performance shares and options and over the vesting terms for restricted stock, because the values are consistent with competitive data considered by the Committee. These estimates do not necessarily correspond to and are not a substitute for, the values described for the awards in the Summary Compensation Table or in the tables that follow it.

Performance Shares Program. Our performance shares program is the primary
--------------------------
element of long-term stock compensation for our named executive officers. For over thirty years, the program has reinforced the Company's long-term financial objectives, enhancing stockholder value. We limit participation in the programs to individuals who can most directly influence our long-term success. The long-term stock compensation opportunities for our senior executives are heavily weighted towards performance shares, which generally represent approximately 45-55% of total compensation and 70-80% of long-term stock compensation.

Unlike many companies, Emerson awards performance shares every three years rather than annually. Awards of performance shares are made in share units. Participants can earn from 0-100% of the awarded units depending upon the Company's financial results at the end of the performance period measured against the pre-established target. Participants cannot earn greater than 100%, regardless of the extent to which actual Company performance exceeds the target. For performance in excess of the targets, participants benefit only to the extent that performance results in increases in the price of the Emerson stock received upon payout of the performance shares.

No performance share awards were made to named executive officers in fiscal
2008.

During fiscal 2008, two performance shares programs were in effect as illustrated below. Fiscal 2007 was an "overlap" year, both the final year of the 2004 program performance period, which ended on September 30, 2007, and the first year of the 2007 program performance period, which began on October 1, 2006 and ends on September 30, 2010.


                                   [FY-graph]

                                   FISCAL YEAR OCTOBER 1 TO SEPTEMBER 30
                       ------------------------------------------------------------
                       2004    2005    2006    2007    2008    2009    2010    2011
                       ----    ----    ----    ----    ----    ----    ----    ----
PERFORMANCE SHARES:
-------------------

FY 2004 Program                                    60%     40%

FY 2007 Program                                                            60%     40%

Payout for a performance period is made as soon as practicable after the achievement of the performance target, provided that the Committee may establish additional vesting conditions for retention purposes. For the 2004 and 2007 performance shares programs, the Committee specified that 60% of any earned performance share units would be paid at the end of the four-year performance period, and the remaining 40% would be paid one year later, subject to continued service. As a result, the amounts for "Stock Awards" in the Summary Compensation table for both fiscal 2007 and 2008 include amounts for both the 2004 and 2007 performance shares awards. The 40% holdback periods for both the 2004 and 2007 performance share programs are shown above.

Cash dividend equivalents are paid on 40% of the award during the performance period and on the 40% portion of the earned award during the one year holdback period. The cash dividend equivalents for these longer-term awards align the participants with stockholders receiving dividend returns and provide an additional retention incentive. The payout is made primarily in common stock, with a portion paid in cash to cover tax obligations of participants.

To earn a 100% payout, the performance target under the 2007 program requires the Company's compounded average growth rate in earnings per share to exceed by three percentage points the compounded average growth rate in the U.S. Gross National Product over the four-year performance period. We target earnings per share growth exceeding the growth in the economy because we believe this focus on above market growth over the long-term performance period drives participants in the program to produce superior financial returns for our stockholders.

The 2007 performance shares program began in fiscal 2007 and the Committee awarded performance share units as described in last year's proxy statement. These performance share units are subject to the achievement of the performance target over the four-year performance period ending at the completion of 2010 and are set forth in the Outstanding Equity Awards at Fiscal Year-End table on page 29.

As described in last year's proxy statement, at the completion of fiscal 2007, the four-year performance period for the 2004 performance shares program ended, the performance target was exceeded and a 100% payout was earned. The 60% portion of the 2004 plan award was paid at the end of fiscal 2007 and the remaining 40% portion was subject to an additional one year service requirement, which was met at the end of fiscal 2008. The payout of the 40% portion of the 2004 performance share awards to named executive officers is set forth in the Option Exercises and Stock Vested table on page 30.

Stock Options Program. Our stock option awards provide long-term focus and are
---------------------
the primary form of long-term stock compensation for a broader group of key employees. Stock options represent a smaller portion of long-term stock compensation for the named executive officers. In early fiscal 2008, as part of the normal three-year award cycle and in recognition of their individual performance, the Committee awarded Mr. Farr, Mr. Galvin, Mr. Monser and Mr. Peters 200,000, 130,000, 100,000 and 100,000 stock options, respectively. Upon his joining the Company in fiscal 2007, Mr. Steeves was awarded 100,000 stock options. The Committee determined that these amounts are consistent with targeting 5-10% of total compensation in the form of stock options.

Restricted Stock Program. Our restricted stock program is designed to retain
------------------------
key executives and future leaders of the Company and participation in the program is highly selective. The Committee views this program as an important management succession planning, retention and recognition tool. The objective is to lock in top executives and their potential replacements identified through the succession planning process. Restricted stock, along with stock options, supplement performance shares to achieve the target of long-term compensation in the median range of market compensation, and in some cases may provide compensation above the median range. Restricted stock provides participants with dividends and voting rights beginning on the award date. There is no set frequency of restricted stock awards, and they are granted with long-term cliff vesting periods of up to ten years and no less than three years.

As reported in last year's proxy statement, in early fiscal 2008, we awarded Mr. Galvin 30,000 shares of restricted stock in recognition of his continued outstanding performance with the Company and awarded Mr. Monser 10,000 shares of restricted stock to help secure his continued employment. In addition, Mr. Steeves was awarded 10,000 shares of restricted stock in recognition of his contributions to the Company.

Succession planning and retention continue to be key considerations of the Committee in its review of the total compensation of the named executive officers. In early fiscal 2009, we awarded Messrs. Farr, Galvin, Monser and Peters 100,000, 10,000, 10,000 and 20,000 shares of restricted stock, respectively. In making these awards, the Committee took into account the continued financial success of the Company under these key leaders, their valuable and seasoned experience and the challenges the Company faces in its efforts to continue the Company's financial success in the future. The Committee believes these awards help meet the Company's retention needs, as each award cliff vests at or near each named executive's officer's normal retirement age of 65.

TOTAL COMPENSATION

In the Committee's judgment, Mr. Farr's total compensation reflects the Company's outstanding performance under his leadership as well as his individual performance, and his total compensation is in the median range of competitive market pay. The combination of the performance share awards, stock option awards and annual cash bonus represents at-risk compensation of approximately 76% of Mr. Farr's total compensation. For the other named executive officers, the combination of the performance shares, stock option awards and annual cash bonus awarded by the Committee represents at-risk compensation for the named executive officers of approximately
75-79% of their total compensation. These at-risk incentives, and the way we allocate them, reward the named executive officers for the achievement of outstanding Company performance, which builds stockholder value.

The table below illustrates how total compensation for our named executive officers for fiscal 2008 was allocated between performance-based and fixed components, how performance-based compensation is allocated between annual and long-term components, and how total compensation is allocated between cash and equity components. These percentages are based on annualized total compensation values and do not necessarily correspond to, and are not a substitute for, the values disclosed in the Summary Compensation Table and supplemental tables.

--------------------------------------------------------------------------------------------------------------------------
                                            FISCAL 2008 TOTAL COMPENSATION MIX*
--------------------------------------------------------------------------------------------------------------------------
                                                                           PERCENTAGE OF
                                      PERCENTAGE OF TOTAL                PERFORMANCE-BASED             PERCENT OF TOTAL
                                     COMPENSATION THAT IS:                 TOTAL THAT IS:            COMPENSATION THAT IS:
                         -------------------------------------------------------------------------------------------------
                                  PERFORMANCE-                                         LONG-
          NAME                       BASED            FIXED            ANNUAL          TERM          CASH           EQUITY
--------------------------------------------------------------------------------------------------------------------------
 D. N. Farr                           76%              24%               31%            69%           33%             67%
--------------------------------------------------------------------------------------------------------------------------
 W. J. Galvin                         75%              25%               27%            73%           33%             67%
--------------------------------------------------------------------------------------------------------------------------
 E. L. Monser                         79%              21%               26%            74%           34%             66%
--------------------------------------------------------------------------------------------------------------------------
 C. A. Peters                         76%              24%               30%            70%           37%             63%
--------------------------------------------------------------------------------------------------------------------------
 F. L. Steeves                        78%              22%               28%            72%           42%             58%
--------------------------------------------------------------------------------------------------------------------------

-------
* Only amounts for base salary, annual bonus and long-term compensation (performance shares, stock options and restricted stock) were included in calculating the percentages in this table. Other forms of compensation that are shown in the Summary Compensation Table were not included. Annualized values for long-term stock compensation are based on the grant date value of awards annualized over the three-year award cycle for performance shares and stock options and over the vesting terms for restricted stock, based on data provided by our compensation consultants. The competitive data we use is calculated in the same manner. For purposes of this table, (i) annual bonus, performance shares and stock options are performance-based compensation, (ii) performance shares and stock options are long-term, performance-based compensation, (iii) base salary and annual bonus are the only forms of cash compensation, and (iv) performance shares, stock options and restricted stock are equity compensation.

The amounts shown for fiscal 2008 in the Stock Awards and Total columns of the Summary Compensation Table on page 26, as compared to those shown for fiscal 2007, vary primarily for the following reasons. For fiscal 2007, these columns include the FAS 123R financial statement accruals for all of the performance share awards under both the 2004 and 2007 performance share programs, as more fully described on pages 20 and 21, whereas for fiscal 2008, these columns include such accruals for all of the performance share awards under the 2007 performance share program, but only for the 40% portion of the earned awards under the 2004 performance share program that was held back for one year and paid out at the end of fiscal 2008. The change in the Company's year-end per share stock price also impacted these amounts. See footnote 2 to the Summary Compensation Table on page 26 for additional detail.

EXECUTIVE STOCK OWNERSHIP

The Compensation Committee monitors the stock ownership of the Company's executive officers. While the Company has no formal stock ownership policies, we expect executives to retain a substantial portion of stock earned under long-term compensation plans. Based on beneficial ownership of Emerson stock, as shown on page 5, and the closing stock price at fiscal year end, the named executive officers' holdings of Emerson stock are valued at multiples of between approximately 20 and 70 times their respective base salaries other than for Mr. Steeves, who recently joined the Company. Our stock trading policy requires elected Company officers to obtain written permission from two other senior executives before engaging in transactions in Emerson stock.

SECURITY AND PERQUISITES

We provide security services to help ensure the safety of all employees while they are on Company business. Due to increased security risks that are inherent in senior executive positions, we provide the named executive officers with residential security monitoring and personal security as needed. The Company's security policy and the Committee require that the CEO use the Company aircraft for all business and personal travel. On a very limited basis, other named executive officers have access to Company aircraft for personal use subject to reimbursement at first class rates. The Company also provides leased cars, club memberships and financial planning for executives. These are long-standing perquisites which we believe are similar to those generally provided to executives at other similarly-sized companies. Executives also may receive tickets for theater or sporting events. The Committee reviews these perquisites annually. Total perquisite costs and related information appear in the Summary Compensation Table at page 26 below.

SEVERANCE, EXECUTIVE TERMINATION AND RETIREMENT

Emerson does not provide employment agreements, severance agreements, or golden parachute agreements for the named executive officers. The terms of all executive terminations and retirements are determined individually based on specific facts and circumstances at the time of such events, and not on formulaic rules. In general, we follow these principles:

    * We do not pay lump sum, non-forfeitable cash severance payments.

    * Departing executives sign extended non-competition, non-solicitation and confidentiality agreements, or reaffirm existing agreements on these matters.

    * As permitted under stockholder-approved plans, departing plan participants, including named executive officers, may have additional time to exercise previously granted stock options, with accelerated vesting for retirees. However, the additional time cannot exceed the time permitted in the original grants.

    * The Committee may also allow continuation (without accelerated vesting) of previously granted long-term performance shares or restricted stock awards, which would be paid if and when the Company achieves specified performance targets or service vesting requirements are met.

    * Executives forfeit these awards if they breach their non-competition, non-solicitation or confidentiality agreements.

In 2006, the Committee adopted an Executive Officer Severance Policy, reflecting these principles. In addition to the foregoing principles, the Executive Officer Severance Policy provides that the Company shall not implement individual severance or change of control agreements providing certain benefits (as described in the Policy) to any of the named executive officers in excess of 2.99 times the sum of the officer's then current base salary and most recently earned cash bonus without stockholder ratification. The Executive Officer Severance Policy can be found on the Company's Web site at www.emerson.com, Investor Relations, Corporate Governance.

CHANGE OF CONTROL

Emerson has no employment agreements, severance agreements or golden parachute agreements with the named executive officers. If a change of control occurs, we protect all employees who participate in long-term stock plans, the Saving Investment Restoration Plan and the Pension Restoration Plan as described under "Potential Payments Upon Termination or Change of Control" at page 33 below. To provide this protection, we accelerate vesting of stock awards and pay accrued benefits under the Savings Investment Restoration Plan and the Emerson Pension Restoration Plan. We do not credit additional years of service under any plans, or continue medical or other benefits. We do not make additional cash payments related to stock compensation plans, although stock awards vest upon a change of control. We do not increase payouts to cover payment of taxes and do not provide tax gross-ups.

OTHER BENEFITS

The named executive officers are eligible for medical, life and disability insurance, and other Company-provided benefits that are generally available to all other employees, including the Company's charitable matching gifts program. Retirement plans for U.S. employees may be qualified defined-benefit pension plans, 401(k) plans and/or profit-sharing plans as determined by each business unit's competitive market. The Company continues to maintain a defined-benefit pension plan for a majority of U.S. employees. These other benefits are available to the named executive officers, as follows:

    * A qualified 401(k) savings plan and a non-qualified savings plan which allows participating executives to defer up to 20 percent of their cash compensation and continue to receive the Company match after they reach the Internal Revenue Service qualified plan limits.

    * A qualified defined-benefit pension plan and a non-qualified defined-benefit pension plan (the "Pension Restoration Plan") which provides benefits based on the qualified plan without regard to IRS limits and does not provide additional credited years of service. Participation in the Pension Restoration Plan is by award and based on the executive's individual contributions and long-term service to the Company.

    * A group term life insurance policy under the same terms as other employees and a term life insurance policy which was converted from the former split dollar program.

    * A voluntary annual physical paid for by the Company.

REGULATORY CONSIDERATIONS

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company's CEO or any of the Company's other named executive officers, other than the Chief Financial Officer, who are employed as of the end of the fiscal year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by stockholders). The Company's incentive compensation plans are designed to qualify under Internal Revenue Code Section 162(m) to ensure tax deductibility. However, restricted stock awards do not qualify under Section 162(m) and the Committee retains the flexibility to design compensation programs that are in the best interests of Emerson and its stockholders.

Internal Revenue Code Section 409A, which was enacted in 2004, requires that nonqualified deferred compensation arrangements must meet specific requirements. Failure to meet these requirements results in immediate taxation of certain deferred amounts, as well as an additional tax equal to 20% of such deferred amounts and an interest penalty. The term "nonqualified deferred compensation plan" is defined broadly in the regulations issued under Section 409A to potentially include equity-based compensation such as equity-based bonuses and stock options. We have adopted amendments to our compensation plans to comply with the requirements of Section 409A.

In accordance with Statement of Financial Accounting Standards 123R, for financial statement purposes, we expense all equity-based awards over the period earned based upon their estimated fair value at grant date, or subsequently, depending on the terms of the award. FAS 123R has not resulted in any significant changes in our compensation program design.

EQUITY COMPENSATION GRANT PRACTICES

The Committee approves all grants of equity compensation, including performance shares, stock options and restricted stock, to executive officers of the Company, as defined in Section 16 of the Exchange Act. All elements of executive officer compensation are reviewed by the Committee annually at its October meeting. Generally, the Company's awards of performance shares, stock options and restricted stock are made at that meeting, but may be made at other meetings of the Committee. The Committee meeting date, or the next business day if the meeting falls on a non-business day, is the grant date for stock option, performance share and restricted stock awards. The Company may also make awards of stock options in connection with acquisitions or promotions, or for retention purposes. Under the Company's stock option plans, the Committee may delegate to the Company's CEO the authority to grant stock options to any employees of the Company other than executive officers of the Company as that term is defined in Section 16 of the Exchange Act. The Committee has exercised this authority and delegated to the CEO the ability to make stock option grants in connection with retention and acquisitions, which he uses on an infrequent basis. This delegation of authority does not extend to executive officers or other officers who are subject to the Company's trading blackout policy.

COMPENSATION COMMITTEE REPORT
-----------------------------

The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the Company's executive compensation program in a manner that serves the interests of the Company and its stockholders. For a discussion of the Compensation Committee's policies and procedures, see "Compensation Committee" at page 8 above.

Management of the Company has prepared the Compensation Discussion and Analysis describing the Company's compensation program for senior executives, including the named executive officers. See "Compensation Discussion and Analysis" beginning on page 15 above. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal year 2008 (included in this proxy statement) with the Company's management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company's proxy statement for the fiscal year ended September 30, 2008, for filing with the Securities and Exchange Commission.

                                            Compensation Committee

                                                V. R. Loucks, Jr., Chairman
                                                D. C. Farrell
                                                W. R. Johnson
                                                J. W. Prueher
                                                R. L. Stephenson

SUMMARY COMPENSATION TABLE
--------------------------

The following information relates to compensation received or earned by our Chief Executive Officer, our Chief Financial Officer and each of our other three most highly compensated executive officers for the last fiscal year (the "named executive officers").

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                CHANGE IN
                                                                                              PENSION VALUE
                                                                                                   AND
                                                                                              NONQUALIFIED      ALL
                                                                                                DEFERRED       OTHER
                                                                      STOCK        OPTION     COMPENSATION    COMPEN-
                               FISCAL                    BONUS        AWARDS       AWARDS       EARNINGS      SATION
NAME AND PRINCIPAL POSITION     YEAR     SALARY ($)     ($)(1)        ($)(2)       ($)(3)        ($)(4)        ($)(5)     TOTAL($)
-----------------------------------------------------------------------------------------------------------------------------------
 D. N. Farr                     2008     1,200,000     3,000,000     6,139,432      726,666     1,219,000     472,485   12,757,583
 Chairman of the Board,         2007     1,150,000     2,700,000    16,077,732      527,500     1,343,000     383,302   22,181,534
 Chief Executive Officer
 and President(6)
-----------------------------------------------------------------------------------------------------------------------------------
 W. J. Galvin                   2008       710,000     1,175,000     2,478,278    1,417,000       994,000     143,610    6,917,888
 Senior Executive Vice          2007       680,000     1,025,000     6,251,132      358,700     1,081,000     114,840    9,510,672
 President and Chief
 Financial Officer(6)
-----------------------------------------------------------------------------------------------------------------------------------
 E. L. Monser                   2008       600,000       850,000     1,636,020    1,090,000       211,000     137,007    4,524,027
 Chief Operating Officer        2007       575,000       725,000     4,252,004      211,000       406,000     141,285    6,310,289
-----------------------------------------------------------------------------------------------------------------------------------
 C. A. Peters                   2008       540,000       835,000     1,364,469      363,333       310,000     163,117    3,575,919
 Senior Executive Vice          2007       515,000       725,000     3,483,368      211,000     1,390,000      79,761    6,404,129
 President(6)
-----------------------------------------------------------------------------------------------------------------------------------
 F. L. Steeves                  2008       560,000       600,000       833,715      307,333        16,000     148,290    2,465,338
 Senior Vice President,
 Secretary and
 General Counsel
-----------------------------------------------------------------------------------------------------------------------------------

--------
(1) Represent bonus amounts paid after the end of the fiscal year with respect to that fiscal year's performance.

(2) The amounts relate to awards of performance shares and restricted stock and reflect the amounts expensed in the Company's financial statements for these awards under FAS 123R and do not correspond to the actual value that will be realized by the named executive officers. See Note 14 to the Company's fiscal year 2007 and 2008 financial statements in the Company's Annual Reports on Form 10-K for a discussion of the valuation of these amounts under FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Fiscal 2007 was the first year of the 2007 performance share program which began on October 1, 2006 and ends on September 30, 2010. At the end of fiscal 2007, the four year performance period for the 2004 performance share program ended, the performance target was exceeded and a 100% payout was earned. At that time, 60% of the awards were paid out, with the remaining 40% paid out at the end of fiscal 2008 after satisfaction of an additional one year service requirement. As a result, the amounts for fiscal 2008 for performance share awards include awards made in fiscal 2007 and not yet earned, and the 40% portion of the 2004 performance share award that was paid out as described above. Amounts for performance share awards generally reflect the difference between the financial reporting value at the beginning and the end of the fiscal year, which varies depending upon stock price and the probability that targets will be reached. Amounts for restricted stock generally include the aggregate grant date dollar value amortized over the applicable vesting period. See the Grants of Plan-Based Awards table at page 28 below for information on performance shares and restricted stock granted in fiscal 2008.

(3) The amounts reflect the financial statement expense under FAS 123R related to awards made in 2008 and in prior years and do not correspond to the actual amount that will be realized upon exercise by the named executive officers. See Note 14 to the Company's fiscal year 2007 and 2008 financial statements in the Company's Annual Reports on Form 10-K for a discussion of the valuation of these amounts under FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts for stock options include the aggregate grant date dollar value

                                      26



    amortized over the applicable vesting period, except that the full amount is amortized no later than the year in which the option holder is 55 years of age.

(4) Includes for each fiscal year the aggregate change in the actuarial present value of the named executive officers' accumulated benefits under the Company's defined benefit pension plans. See the Pension Benefits table at page 32 below for additional information, including the present value assumptions used in this calculation.

(5) Includes the following amounts for 2008:
      ----------------------------------------------------------------------------------------------------------------------------
                                                       SAVINGS           LIFE           CHARITABLE        TAX
              NAME                PERQUISITES(a)       PLAN(b)       INSURANCE(c)        MATCH(d)       GROSS-UP           TOTAL
      ----------------------------------------------------------------------------------------------------------------------------
       D. N. Farr                    $298,439          $98,698         $10,257            $10,000       $55,091(e)        $472,485
      ----------------------------------------------------------------------------------------------------------------------------
       W. J. Galvin                   $70,903          $44,084         $18,623            $10,000            --           $143,610
      ----------------------------------------------------------------------------------------------------------------------------
       E. L. Monser                   $77,407          $33,724         $15,876            $10,000            --           $137,007
      ----------------------------------------------------------------------------------------------------------------------------
       C. A. Peters                  $110,790          $32,161         $10,166            $10,000            --           $163,117
      ----------------------------------------------------------------------------------------------------------------------------
       F. L. Steeves                  $94,348          $16,469          $5,882            $10,000       $21,591(e)        $148,290
      ----------------------------------------------------------------------------------------------------------------------------

      --------
      (a) The perquisites provided are: tax and financial planning, leased Company car, club dues (except for Mr. Steeves), annual physical, tickets for theater or sporting events, moving and relocation expenses (for Mr. Steeves) and costs related to personal security provided to each of the named executive officers under the Company's security program. The Company's security program and the Board of Directors require that the Chairman and Chief Executive Officer use Company aircraft for all business and personal air travel. The Company also provides limited personal use of Company aircraft outside of the security program requirements to the named executive officers, who reimburse the Company at first class rates. Amounts for personal use of Company aircraft represent the incremental cost to the Company, calculated based on the variable operating costs per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew, less any reimbursements. For Mr. Farr and Mr. Monser, the amounts of personal use of Company aircraft were $234,586 and $38,074, respectively, which are included in the perquisites amount above. For Mr. Galvin, the amount relating to tax and financial planning was $28,761. For Mr. Peters, the amount relating to club initiation fee and dues was $80,715. For Mr. Steeves, the amount relating to moving and relocation expenses, determined pursuant to the Company's relocation program available to all domestic employees, was $81,071.

      (b) Contributions by the Company for the named executive officers to the Company's savings plans.

      (c) Premiums paid by the Company on behalf of the named executive officers for term life insurance.

      (d) Matching contributions under the Company's charitable matching gifts program which matches charitable gifts of up to $10,000 for all employees of the Company.

      (e) Tax gross-up for amounts included in Mr. Farr's compensation relating to personal use of Company aircraft required by the Board of Directors and pursuant to the Company's security program. Tax gross-up for Mr. Steeves relates to the portion of moving and relocation expenses which was taxable to, and not deductible by him, determined pursuant to the Company's relocation program available to all domestic employees.

(6) Messrs. Farr, Galvin and Peters do not receive any separate compensation for service as Directors.

GRANTS OF PLAN-BASED AWARDS
---------------------------

The following table provides information about equity awards granted to the named executive officers in fiscal 2008. There are no amounts in the table under "Estimated Future Payouts Under Equity Incentive Plan Awards" because there were no performance share awards granted to the named executive officers in fiscal 2008.

----------------------------------------------------------------------------------------------------------------------------------
                               ESTIMATED FUTURE PAYOUTS UNDER
                                EQUITY INCENTIVE PLAN AWARDS
                               ------------------------------
                                                                                  ALL OTHER
                                                                                    OPTION                 CLOSING
                                                                   ALL OTHER       AWARDS:     EXERCISE    PRICE OF     GRANT DATE
                                                                 STOCK AWARDS:    NUMBER OF    OR BASE      OPTION      FAIR VALUE
                                                                   NUMBER OF      SECURITIES   PRICE OF    AWARDS ON     OF STOCK
                                                                   SHARES OF      UNDERLYING    OPTION     THE DATE     AND OPTION
                    GRANT                                          STOCK OR        OPTIONS      AWARDS     OF GRANT       AWARDS
     NAME           DATE       THRESHOLD    TARGET    MAXIMUM    UNITS (#)(3)       (#)(1)    ($/SH)(2)    ($/SH)(2)      ($)(4)
----------------------------------------------------------------------------------------------------------------------------------
 D. N. Farr       10/1/2007       N/A         N/A       N/A            N/A          200,000     53.835       53.93       2,180,000
----------------------------------------------------------------------------------------------------------------------------------
 W. J. Galvin     10/1/2007       N/A         N/A       N/A                         130,000     53.835       53.93       1,417,000
                  11/5/2007                                         30,000                                               1,554,900
----------------------------------------------------------------------------------------------------------------------------------
 E. L. Monser     10/1/2007       N/A         N/A       N/A                         100,000     53.835       53.93       1,090,000
                  10/1/2007                                         10,000                                                 538,350
----------------------------------------------------------------------------------------------------------------------------------
 C. A. Peters     10/1/2007       N/A         N/A       N/A            N/A          100,000     53.835       53.93       1,090,000
----------------------------------------------------------------------------------------------------------------------------------
 F. L. Steeves    10/1/2007       N/A         N/A       N/A         10,000              N/A        N/A         N/A         538,350
----------------------------------------------------------------------------------------------------------------------------------

---------
(1) Grant of qualified and nonqualified stock options, vesting over 3 years, under our 2001 Stock Option Plan.

(2) Under our 2001 Stock Option Plan, the exercise price is based on the average of the high and low market prices of the Company's common stock on the date of grant.

(3) Includes restricted stock granted in fiscal 2008 under the 2006 Incentive Shares Plan which vests over 4, 8 and 10 years from the date of grant for Messrs. Galvin, Monser and Steeves, respectively.

(4) Includes the grant date fair value of awards of restricted stock and stock options computed in accordance with FAS 123R applying the same valuation model and assumptions applied for financial reporting purposes. These amounts do not correspond to the actual value that will be realized by the named executive officers. For stock options and restricted stock, the aggregate amount that the Company would expense in its yearly financial statements over the vesting period is equal to the grant date fair value reported above. See Note 14 to the Company's fiscal year 2008 financial statements in the Company's Annual Report on Form 10-K for a discussion of the valuation of these amounts under FAS 123R.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
--------------------------------------------

The following table provides information on the holdings of stock options, performance shares and restricted stock by our named executive officers at the end of fiscal 2008. This table includes unexercised stock options, unvested restricted stock and performance shares with performance conditions that have not been met.

-----------------------------------------------------------------------------------------------------------------------------------
                                                   OPTION AWARDS                                       STOCK AWARDS
-----------------------------------------------------------------------------------------------------------------------------------
                                                      NUMBER OF                                         NUMBER OF
                                     NUMBER OF       SECURITIES                                         SHARES OR
                                    SECURITIES       UNDERLYING                                         UNITS OF      MARKET VALUE
                                    UNDERLYING       UNEXERCISED                                       STOCK THAT     OF SHARES OR
                                    UNEXERCISED      OPTIONS (#)     OPTION       OPTION                HAVE NOT     UNITS OF STOCK
                        DATE OF     OPTIONS (#)     UNEXERCISABLE   EXERCISE    EXPIRATION    DATE OF    VESTED      THAT HAVE NOT
        NAME             AWARD    EXERCISABLE (1)        (1)        PRICE ($)      DATE      AWARD (4)   (#)(4)      VESTED ($)(5)
-----------------------------------------------------------------------------------------------------------------------------------
 D. N.                  10/4/99       40,000                         32.0313    10/4/2009                 430,000      17,539,700
 Farr                    3/6/00      100,000                         21.2813     3/6/2010     10/2/06
                        10/2/00      200,000                         33.4063    10/2/2010
                        1/16/02      250,000                         26.4150    1/16/2012
                        10/5/04      250,000                         31.6275    10/5/2014
                        10/1/07           --         200,000(2)      53.8350    10/1/2017
-----------------------------------------------------------------------------------------------------------------------------------
 W. J.                  1/16/02      170,000                         26.4150    1/16/2012                 100,000       4,079,000
 Galvin                 10/5/04      170,000                         31.6275    10/5/2014     10/2/06
                        10/1/07           --         130,000(2)      53.8350    10/1/2017
-----------------------------------------------------------------------------------------------------------------------------------
 E. L.                   4/1/99       15,000                         26.1719     4/1/2009                  70,000       2,855,300
 Monser                  3/6/00       10,000                         21.2813     3/6/2010     10/2/06
                        1/16/02       40,000                         26.4150    1/16/2012     11/7/06
                        10/5/04      100,000                         31.6275    10/5/2014
                        10/1/07           --         100,000(2)      53.8350    10/1/2017
-----------------------------------------------------------------------------------------------------------------------------------
 C. A.                   4/1/99       30,000                         26.1719     4/1/2009                 100,000       4,079,000
 Peters                  3/6/00       30,000                         21.2813     3/6/2010     10/2/06
                        10/2/00       60,000                         33.4063    10/2/2010
                        1/16/02      100,000                         26.4150    1/16/2012
                        10/5/04      100,000                         31.6275    10/5/2014
                        10/1/07           --         100,000(2)      53.8350    10/1/2017
-----------------------------------------------------------------------------------------------------------------------------------
 F. L.                   4/3/07       33,333(3)       66,667(3)      42.9100     4/3/2017                  10,000         407,900
 Steeves                                                                                       4/3/07
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
                                STOCK AWARDS
-----------------------------------------------------
                         EQUITY
                        INCENTIVE
                          PLAN
                         AWARDS:
                        NUMBER OF
                        UNEARNED         EQUITY
                         SHARES,     INCENTIVE PLAN
                        UNITS OR     AWARDS: MARKET
                          OTHER     OR PAYOUT VALUE
                         RIGHTS       OF UNEARNED
                        THAT HAVE   SHARES, UNITS OR
                           NOT        OTHER RIGHTS
                         VESTED      THAT HAVE NOT
        NAME             (#)(6)       VESTED($)(5)
-----------------------------------------------------
 D. N.
 Farr                   460,000        18,763,400
-----------------------------------------------------
 W. J.
 Galvin                 200,000         8,158,000
-----------------------------------------------------
 E. L.
 Monser                 150,000         6,118,500
                         10,000           407,900
-----------------------------------------------------
 C. A.
 Peters                 120,000         4,894,800
-----------------------------------------------------
 F. L.
 Steeves                 90,000         3,671,100
-----------------------------------------------------

--------
(1) Consists of stock options granted under the Company's stock option plans.

(2) The options became exercisable in three equal annual installments beginning on October 1, 2008.

(3) The options became exercisable in three equal annual installments beginning on April 3, 2008.

(4) Consists of restricted stock for each of the named executive officers which vests as follows:


---------------------------------------------------------------------------------------------
                              NUMBER         VESTING TERM
         NAME                OF SHARES        (IN YEARS)        GRANT DATE      VESTING DATE
---------------------------------------------------------------------------------------------
 D. N. Farr                    100,000            5             10/5/2004         10/5/2009
                               120,000            10            10/2/2000         10/2/2010
                               110,000            6             10/4/2005         10/4/2011
                               100,000            10            10/1/2002         10/1/2012
---------------------------------------------------------------------------------------------
 W. J. Galvin                   20,000            10            10/2/2000         10/2/2010
                                50,000            6             10/4/2005         10/4/2011
                                30,000            4             11/5/2007         11/5/2011
---------------------------------------------------------------------------------------------
 E. L. Monser                   20,000            10            10/2/2000         10/2/2010
                                20,000            10            11/4/2002         11/4/2012
                                20,000            8             11/7/2006         11/7/2014
                                10,000            8             10/1/2007         10/1/2015
---------------------------------------------------------------------------------------------
 C. A. Peters                   60,000            10            10/2/2000         10/2/2010
                                40,000            10            10/4/2005         10/4/2015
---------------------------------------------------------------------------------------------
 F. L. Steeves                  10,000            10            10/1/2007         10/1/2017
---------------------------------------------------------------------------------------------


                                      29



(5) Based on the closing market price of the Company's common stock of $40.79 on September 30, 2008.

(6) Consists of performance share awards granted in fiscal 2007 under the 2007 performance shares program (under our 2006 Incentive Shares Plan), subject to the achievement of financial targets for the performance period ending September 30, 2010. The target and maximum number of shares that can be earned under these awards are shown in this column. Participants cannot earn greater than 100% of the maximum, regardless of the extent to which actual Company performance exceeds the target. Payout for a performance period is made as soon as practicable after the achievement of the performance target, provided that the Committee may establish additional vesting conditions for retention purposes. Earned performance shares are paid to participants in stock, with a portion paid in cash to cover tax obligations of participants. Under the 2007 performance shares program, 60% of any earned performance share units will be paid at the end of the four-year performance period, and the remaining 40% will be paid one year later, subject to continued service. See "Performance Shares Program" at page 20 above for additional information regarding the program and additional detail on performance shares, including how the shares are earned.

OPTION EXERCISES AND STOCK VESTED
---------------------------------

The following table provides information for fiscal 2008 for our named executive officers on (1) stock option exercises during fiscal 2008, including the number of shares acquired on exercise and the value realized and (2) the payout of the remaining 40% portion of the earned 2004 performance share awards, which was subject to the satisfaction of an additional one-year service requirement, the vesting of restricted stock, and the values realized.

----------------------------------------------------------------------------------------------------------------------
                                                    OPTION AWARDS                             STOCK AWARDS
----------------------------------------------------------------------------------------------------------------------
                                         NUMBER OF SHARES      VALUE REALIZED      NUMBER OF SHARES     VALUE REALIZED
                                           ACQUIRED ON          ON EXERCISE          ACQUIRED ON          ON VESTING
                 NAME                      EXERCISE (#)            ($)(1)            VESTING (#)            ($)(5)
----------------------------------------------------------------------------------------------------------------------
 D. N. Farr                                   30,000               433,761             160,000(2)          6,394,400
                                                                                        40,000(3)          2,168,800
----------------------------------------------------------------------------------------------------------------------
 W. J. Galvin                                 96,244             2,963,883              60,000(2)          2,397,900
                                                                                        80,000(4)          4,322,200
----------------------------------------------------------------------------------------------------------------------
 E. L. Monser                                     --                    --              40,000(2)          1,598,600
----------------------------------------------------------------------------------------------------------------------
 C. A. Peters                                     --                    --              32,000(2)          1,278,880
----------------------------------------------------------------------------------------------------------------------
 F. L. Steeves                                    --                    --                  --                    --
----------------------------------------------------------------------------------------------------------------------

---------
(1) Values for stock options represent the difference between the exercise price of the options and the market price of the Company's common stock at exercise, based on the average of the high and low market prices on the day of exercise.

(2) Numbers reflect the payout of the 40% portion of the performance shares granted under the 2004 performance shares program. The performance shares were earned based on the achievement of financial targets for the four-year period ended September 30, 2007, with 60% of the awards paid out at that time. The performance shares shown are the 40% portions of the 2004 performance share awards which were subject to an additional one year service requirement and were paid out at the end of fiscal 2008.

(3) Represents the vesting of 40,000 shares of restricted stock with respect to Mr. Farr which vested over a ten year term.

(4) Represents the vesting of 80,000 shares of restricted stock with respect to Mr. Galvin, of which 40,000 shares vested over a five year term and 40,000 shares vested over a ten year term.

(5) Values realized for performance shares earned reflect the market value based on the average of the high and low market prices ($39.965) of the Company's common stock on September 30, 2008. Value realized for restricted stock described in footnotes (3) and (4) above reflects the market value based on the average of the high and low market prices on the date of vesting.

                                      30

PENSION BENEFITS
----------------

The table below presents information on the pension benefits for the named executive officers under each of the following pension plans:

EMERSON RETIREMENT PLAN

The Emerson Electric Co. Retirement Plan is a tax-qualified retirement program that covered approximately 65,000 participants as of September 30, 2008. As applicable to the named executive officers, the plan provides benefits based primarily on a formula that considers the highest consecutive five-year average of the executive's annual cash earnings (final average earnings). Earnings for this plan include base salary plus bonus payments, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($230,000 for 2008).

The formula provides an annual benefit accrual for each year of service of 1.0% of final average earnings up to "covered compensation" and 1.5% of final average earnings in excess of "covered compensation," limited to 35 years of service. When the employee has attained 35 years of service, the annual accrual is 1.0% of final average earnings. "Covered compensation" is based on the average of Social Security taxable wage bases, and varies per individual based on Social Security retirement age. A small portion of the accrued benefits payable from the Emerson Retirement Plan for Messrs. Farr, Galvin, and Peters includes benefits determined under different but lesser pension formulas for periods of prior service at various Company divisions or subsidiaries.

The accumulated benefit that an employee earns over his or her career with the Company is payable upon retirement on the basis of an annuity on a monthly basis for life with a guaranteed minimum term of five years. The normal retirement age is defined for this plan as 65. Employees are eligible to retire early under the plan once they have attained age 55 and 10 years of service. As of September 30, 2008, Mr. Galvin and Mr. Monser have met the eligibility requirements for early retirement under the Plan. In the event the employee retires before normal retirement age, the accrued benefit is reduced for the number of years prior to age 65 that the benefit commences (4% for each of the first 5 years that retirement precedes age 65, and 5% for each year thereafter). Employees vest in their accrued benefit after 5 years of service. The Plan provides for spousal joint and survivor annuity options. No employee contributions are required.

Benefits under the Emerson Retirement Plan are subject to the limitations imposed under section 415 of the Internal Revenue Code (which in fiscal 2008 is $185,000 per year for a single life annuity payable at an IRS-prescribed retirement age). This ceiling may be actuarially adjusted in accordance with IRS rules for items such as other forms of distribution and different annuity starting dates.

EMERSON PENSION RESTORATION PLAN

The Emerson Electric Co. Pension Restoration Plan is a non-qualified plan that is an unfunded obligation of the Company. Benefits are payable from the Company's general operating funds. Participation in, and benefits payable from, the plan are by award, subject to the approval of the Compensation Committee. D. N. Farr, W. J. Galvin, E. L. Monser, and C. A. Peters have been selected to participate in the Plan. At age 65 or later termination of employment, the Plan will provide a benefit based on the same final average earnings formula as described above for the Emerson Retirement Plan, for all years of service at Emerson, and without regard to the IRS-prescribed limitations on benefits and compensation as described in the Emerson Retirement Plan. The benefit payable from the Pension Restoration Plan is reduced by the benefit received from the Emerson Retirement Plan. Benefits payable from the Pension Restoration Plan are generally payable in the same annuity form as the benefits paid from the Emerson Retirement Plan. In the event a named executive officer leaves the Company before normal retirement age, the benefit payable to the executive is determined in the discretion of the Committee. No pension benefits were paid to any of the named executives during the 2008 fiscal year.

The amounts reported in the table below equal the present value of the accumulated benefit at September 30, 2008, for the named executive officers under each plan based upon the assumptions described in footnote (2).

PENSION BENEFITS

------------------------------------------------------------------------------------------------------------------------
                                                                        NUMBER OF       PRESENT VALUE   PAYMENTS DURING
                                                                      YEARS CREDITED    OF ACCUMULATED  LAST FISCAL YEAR
        NAME                            PLAN NAME                     SERVICE (#)(1)    BENEFIT ($)(2)         ($)
------------------------------------------------------------------------------------------------------------------------
 D. N. Farr           Emerson Electric Co. Retirement Plan                  28              400,000             --
                      Emerson Electric Co. Pension Restoration Plan         28            5,567,000             --
------------------------------------------------------------------------------------------------------------------------
 W. J. Galvin         Emerson Electric Co. Retirement Plan                  36              917,000             --
                      Emerson Electric Co. Pension Restoration Plan         36            5,150,000             --
------------------------------------------------------------------------------------------------------------------------
 E. L. Monser         Emerson Electric Co. Retirement Plan                   7              144,000             --
                      Emerson Electric Co. Pension Restoration Plan          7              561,000             --
------------------------------------------------------------------------------------------------------------------------
 C. A. Peters         Emerson Electric Co. Retirement Plan                  32              398,000             --
                      Emerson Electric Co. Pension Restoration Plan         32            1,612,000             --
------------------------------------------------------------------------------------------------------------------------
 F. L. Steeves        Emerson Electric Co. Retirement Plan                   2               31,000             --
------------------------------------------------------------------------------------------------------------------------

---------
(1) The number of years of service credited under the plans is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company's financial statements for the last completed fiscal year. Mr. Monser has 27 years of service with the Company, but only 7 years of credited service under our Retirement Plan as he previously participated in a divisional profit sharing plan.

(2) The accumulated benefit is based on service and earnings (as described above) considered by the plans for the period through September 30, 2008. The present value has been calculated assuming that the named executives will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the stated form of annuity. Except for the assumption that the executives remain in service and retire at age 65, the present value is based on the assumptions as described in Note 10 to the Company's fiscal year 2008 financial statements in the Company's Annual Report on Form 10-K.

NONQUALIFIED DEFERRED COMPENSATION
----------------------------------

The Emerson Electric Co. Savings Investment Restoration Plan ("Savings Investment Restoration Plan") is a nonqualified, unfunded defined contribution plan. The plan provides participants with benefits that would have been provided under the Emerson Electric Co. Employee Savings Investment Plan, the Company's qualified 401(k) plan (the "ESIP"), but could not be provided due to Internal Revenue Code ("IRC") qualified plan compensation limits.

Participants in the Savings Investment Restoration Plan are individuals who have been designated by the Compensation Committee. Under the amended Savings Investment Restoration Plan, participants may elect to defer up to 20 percent of compensation and the Company will make matching contributions for participants who elect to defer at least 5 percent of compensation in an amount equal to 50 percent of the first 5 percent of those deferrals (but not to exceed 2.5 percent of compensation) less the maximum matching amount the participant could have received under the ESIP. Compensation includes cash pay (base salary plus annual cash bonus) received by a participant and excludes any reimbursements, payments under incentive shares plans, stock option gains, any other stock based awards and any severance payments. Amounts deferred under the plan (which are 100% vested) will be credited with returns based on the same investment alternatives selected by the participant under the ESIP, which include an Emerson common stock fund and 25 other mutual fund investment alternatives. The Company matching contributions vest 20% each year for the first 5 years of service, after which the participant is 100% vested. The matching contributions are credited to a book-entry account reflecting units equivalent to Emerson stock. There are no "above-market earnings" as all earnings are market-based consistent with the investment funds elected. All deferred amounts and the Company matching contributions are accounted for on the Company's financial statements and are unfunded obligations of the Company which are paid in cash when benefit payments commence.

Generally, distribution of vested account balances occurs no later than one year following termination of employment in a lump sum. Upon retirement, or in other certain instances, participants may elect to receive their account balances in up to ten annual installments. Unvested matching contributions shall be fully vested in the event of (i) retirement with the approval of the Compensation Committee on or after the age of 55, (ii) death or disability,
(iii) termination of the plan, or (iv) a change of control of the Company. All or a portion of any participant's vested account balance may be distributed earlier in the event of an unforeseeable emergency, if approved by the Compensation Committee. For amounts deferred or vested as of December 31, 2004, a participant may receive a distribution of after tax deferrals upon 30 days notice.

NON-QUALIFIED DEFERRED COMPENSATION

---------------------------------------------------------------------------------------------------------------------------
                                     EXECUTIVE                                 AGGREGATE       AGGREGATE      AGGREGATE
                                   CONTRIBUTIONS          REGISTRANT          EARNINGS IN     WITHDRAWALS/    BALANCE AT
                                    IN LAST FY         CONTRIBUTIONS IN         LAST FY      DISTRIBUTIONS     LAST FYE
            NAME                      ($)(1)            LAST FY ($)(1)          ($)(1)            ($)           ($)(2)
---------------------------------------------------------------------------------------------------------------------------
 D. N. Farr                           338,542               93,073             (618,550)           --         2,834,388
---------------------------------------------------------------------------------------------------------------------------
 W. J. Galvin                         165,084               38,459             (245,162)           --         2,558,028
---------------------------------------------------------------------------------------------------------------------------
 E. L. Monser                          94,417               28,099             (103,114)           --           532,212
---------------------------------------------------------------------------------------------------------------------------
 C. A. Peters                          53,073               26,536             (261,189)           --           938,050
---------------------------------------------------------------------------------------------------------------------------
 F. L. Steeves                         84,000               10,500               (6,217)           --            88,283
---------------------------------------------------------------------------------------------------------------------------

-------

(1) Includes amounts contributed by each named executive officer and by the Company, respectively, to the Savings Investment Restoration Plan. Executive and Company contributions in the last fiscal year have been included in the Salary and All Other Compensation columns, respectively, of the Summary Compensation Table. Aggregate earnings under the plan are not above-market and are not included in the Summary Compensation Table.

(2) Includes amounts reported as compensation for the named executive officers in the Summary Compensation Table for previous years. For fiscal 2008, the amounts described in footnote (1) are included in the Summary Compensation Table as described in footnote (1). For fiscal 2007, the following aggregate amounts of executive and Company contributions were included in the Summary Compensation Table: Mr. Farr-$401,990; Mr. Galvin-$177,693; Mr. Monser-$102,156; Mr. Peters-$68,157. For prior years, all amounts contributed by a named executive officer and by the Company in such years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the executive was named in such proxy statements and the amounts were so required to be reported in such tables.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
--------------------------------------------------------

As described in the Compensation Discussion and Analysis beginning on page 15, the named executive officers do not have any written or oral employment agreements with the Company and have no other agreements that contain severance or "golden parachute" provisions.

The information below generally describes payments or benefits under the Company's compensation plans and arrangements that would be available to all participants in the plans, including the named executive officers, in the event of the participant's termination of employment or of a Change of Control of the Company. Any such payments or benefits that a named executive officer has elected to defer would be provided in accordance with the requirements of Internal Revenue Code Section 409A. Payments or benefits under other plans and arrangements that are generally available to the Company's employees on similar terms are not described.

CONDITIONS AND OBLIGATIONS APPLICABLE TO RECEIPT OF TERMINATION/CHANGE OF CONTROL PAYMENTS

In the event of any termination or Change of Control, all executives participating in stock options, performance shares, restricted stock or the Pension Restoration Plan have the following obligations to the Company:

Stock Options. Named executive officers awarded stock options are obligated to
-------------
maintain the confidentiality of Company information, to assign to the Company intellectual property rights, and not to compete with, or solicit the employees of, the Company. If these obligations are breached, any unexercised portion of the option will be void and, for options exercised within twelve months prior to the breach, the named executive officer owes the Company the excess of (i) the fair market value of the shares acquired over
(ii) the exercise price.

Performance Shares and Restricted Stock. Named executive officers awarded
---------------------------------------
performance shares or restricted stock are obligated not to compete with, or solicit the employees of, the Company during and for two years after termination of employment.

Pension Restoration Plan. If any participating named executive officer is
------------------------
discharged for cause, enters into competition with the Company, interferes with the Company's relations with a customer, or engages in any activity that would result in a decrease in or loss of sales by the Company, the named executive officer's rights to benefits under this Plan will be forfeited, unless the Compensation Committee determines that the activity is not detrimental to the Company's interests.

Additionally, upon retirement and involuntary termination, named executive officers generally execute letter agreements reaffirming their applicable confidentiality, non-competition and non-solicitation obligations and may enter into extended non-competition agreements with the Company.

PAYMENTS MADE UPON RETIREMENT

Upon retirement, the Company's compensation plans and arrangements provide as follows:

    * The Compensation Committee has the discretion to determine whether any annual cash bonus award, or any part of it, would be paid, subject to satisfaction of pre-established performance conditions;

    * All unvested stock options would vest immediately, and all unexercised options could be exercised for a period of up to five years after retirement, but no longer than the original option term;

    * Upon retirement after age 65, the named executive officer would receive a prorated payout of performance shares, as reasonably determined by the Compensation Committee, subject to satisfaction of pre-established performance conditions, to be paid after the end of the applicable performance period. Before age 65, the Compensation Committee has the discretion to determine whether the named executive officer would receive a prorated, other or no payout of performance shares, which payout would be made after the performance period, subject to the satisfaction of performance conditions;

    * The Compensation Committee has the discretion to determine whether to allow the named executive officer to continue to vest in restricted stock following retirement, or to reduce the vesting period (to not less than three years);

    * If not previously vested, the named executive officer would be vested in Company contributions to his or her Savings Investment Restoration Plan account if retirement occurs with the approval of the Compensation Committee on or after age 55; and

    * Under the Company's Pension Restoration Plan, a named executive officer's benefit commences at age 65 (or retirement, if later) and is paid in the form of an annuity on a monthly basis (no lump sum distributions).

PAYMENTS MADE UPON DEATH OR DISABILITY

Upon death or total disability, the Company's compensation plans and arrangements provide as follows:

    * The Compensation Committee has the discretion to determine whether any annual cash bonus award, or any part of it, would be paid, subject to satisfaction of pre-established performance conditions;

    * All unvested stock options would vest immediately upon death, and all unexercised options could be exercised for a period of up to one year after death, but no longer than the original option term. Upon termination due to disability, the named executive officer would have up to one year, but no longer than the original option term, to exercise any previously vested options (no accelerated vesting);

    * The Compensation Committee has the discretion to determine whether the named executive officer would receive full, partial or no payout of performance shares, subject to satisfaction of pre-established performance conditions;

    * Awards of restricted stock will be prorated for the period of service during the restriction period and distributed free of restriction at the end of the vesting period and the Compensation Committee has the discretion to determine whether to reduce the vesting period to not less than three years;

    * If not previously vested, the named executive officer would be vested in Company contributions to his or her Savings Investment Restoration Plan account;

    * Upon the death of a named executive officer participating in the Pension Restoration Plan, the surviving spouse would receive, in the form of an annuity payment on a monthly basis commencing at the named executive officer's date of death, benefits equal to 50% of the actuarially equivalent accrued benefit. Upon termination due to disability, benefits would start when the named executive officer reaches age 65 (or termination, if later) and be paid in the form of an annuity on a monthly basis; and

    * Upon a named executive officer's death, the beneficiaries would receive proceeds from term life insurance provided by the Company.

PAYMENTS MADE UPON OTHER TERMINATION

If the named executive officer's employment terminates for a reason other than as described above (i.e., voluntary termination, termination for cause or involuntary termination), he or she would only receive:

    * Payment of the vested portion of the named executive officer's Savings Investment Restoration Plan account, which payment would be made after termination, in a single lump sum.

Under the Company's compensation plans and arrangements, the Compensation Committee may also, in its discretion, determine whether any of the additional payments or benefits described below would be paid to the named executive officer. However, this exercise of discretion is unlikely to result in the payment of any additional benefits in the case of voluntary quit or termination for cause.

    * The Compensation Committee has the discretion to determine whether any annual cash bonus award, or any part of it, would be paid, subject to satisfaction of pre-established performance conditions;

    * If termination occurs with Company consent, the Compensation Committee may permit the named executive officer to have up to three months after termination, but no longer than the original option term, to exercise any previously vested stock options;

    * The Compensation Committee has the discretion to determine whether the named executive officer would receive full, partial or no payout of performance shares, subject to satisfaction of pre-established performance conditions;

    * The Compensation Committee has the discretion to determine whether to allow the named executive officer to continue to vest in restricted stock following termination, or to reduce the vesting period (to not less than three years); and

    * Subject to the discretion of the Compensation Committee, a named executive officer participating in the Pension Restoration Plan would be eligible to receive his or her vested benefits starting at age 65 (or upon termination, if later), paid in the form of an annuity on a monthly basis.

The estimated amounts of the foregoing benefits, based on certain assumptions regarding the exercise of the Committee's authority, are identified in the tables below.

PAYMENTS MADE UPON CHANGE OF CONTROL

Upon a Change of Control, the Company's compensation plans and arrangements provide as follows:

    * Annual cash bonus awards are not paid upon a Change of Control.

    * All unvested stock options would vest immediately, and all unexercised options could be exercised for their remaining terms;

    * Performance objectives of outstanding performance share awards would be deemed to be satisfied, with payout to be made immediately;

    * All restricted stock awards would vest immediately;

    * If not previously vested, the named executive officer would be vested in Company contributions to his or her Savings Investment Restoration Plan account, and the vested amount would be paid in a single lump sum; and

    * A named executive officer participating in the Pension Restoration Plan would become fully vested and plan benefits would be paid immediately in a lump sum.

"CHANGE OF CONTROL" DEFINITION AND PAYMENT APPROACH

"Change of Control" generally means: (i) the acquisition of beneficial ownership of 20% or more of the Company's common stock, (ii) individuals who currently make up the Company's Board of Directors (or who subsequently become Directors after being approved for election by at least a majority of current Directors) ceasing for any reason to make up at least a majority of the Board, or (iii) approval by the Company's stockholders of (a) a reorganization, merger or consolidation which results in the ownership of 50% or more of the Company's common stock by persons or entities that were not previously stockholders; (b) a liquidation or dissolution of the Company; or (c) the sale of substantially all of the Company's assets, provided that, only with respect to the 2006 Incentive Shares Plan, the Change of Control must also meet the requirements of Internal Revenue Code Section 409A and any transaction referenced in (iii) must have actually occurred, rather than merely have been approved; and, provided further that, with respect to the Company's Pension Restoration Plan and Savings Investment Restoration Plan, a Change of Control refers to a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as such terms are defined under Section 409A of the Internal Revenue Code and the regulations promulgated thereunder.

As described above, immediately upon a Change of Control, named executive officers may exercise all their outstanding stock options, all their outstanding performance shares will be paid out, and their restricted stock vests. This is the so-called "single" trigger treatment for outstanding equity awards, which does not require an additional, or "double", trigger for receiving the benefit, such as termination or significant change in the named executive officers' duties as a result of a Change of Control. The Company believes that "single" trigger treatment is appropriate for equity awards for the following reasons:

    * It provides employees with the same opportunities as stockholders of the Company, who are free to sell their equity at the time of the Change of Control and to realize the value created at the time of the transaction.

    * It ensures that continuing employees are treated the same as terminated employees.

    * It is an effective retention device during Change of Control discussions, especially for more senior executives for whom equity represents a significant portion of their total pay.

    * It is particularly appropriate for performance-based equity, given the potential difficulty of replicating or meeting the performance goals after the Change of Control.

QUANTIFICATION OF PAYMENTS AND BENEFITS

The following tables quantify the potential payments and benefits upon termination or a Change of Control of the Company for each of the named executive officers, assuming the named executive officer's employment terminated on September 30, 2008, given the named executive officer's compensation and service level as of that date and, if applicable, based on the Company's closing stock price of $40.79 on that date. Other assumptions made with respect to specific payments or benefits are set forth in applicable footnotes to the tables. Due to the number of factors that affect the nature and amount of any payments or benefits provided upon a termination or Change of Control, including, but not limited to, the date of any such event, the Company's stock price and the named executive officer's age, any actual amounts paid or distributed may be different. None of the payments set forth below will be grossed-up for taxes.


                                                            D. N. FARR
----------------------------------------------------------------------------------------------------------------------------------
 EXECUTIVE BENEFITS AND                                                            VOLUNTARY OR FOR INVOL. TERM. NOT   CHANGE OF
 PAYMENTS UPON TERMINATION      RETIREMENT ($)    DEATH ($)       DISABILITY ($)    CAUSE TERM. ($)   FOR CAUSE ($)   CONTROL ($)
----------------------------------------------------------------------------------------------------------------------------------
 Annual Cash Incentive              (1)                 (1)              (1)            --(2)              (1)              --(3)
----------------------------------------------------------------------------------------------------------------------------------
 Stock Options                      --(4)               --(4)            --             --                 --               --(4)
----------------------------------------------------------------------------------------------------------------------------------
 Performance Shares                 --(5)(6)            --(5)(6)         --(5)(6)       --(2)(5)           --(5)(6) 18,763,400(7)
----------------------------------------------------------------------------------------------------------------------------------
 Restricted Stock                   --(8)       11,869,890(9)    11,869,890(9)          --(8)              --(8)    17,539,700(10)
----------------------------------------------------------------------------------------------------------------------------------
 Pension Restoration Plan          N/A                 N/A              N/A            N/A                N/A               --(11)
----------------------------------------------------------------------------------------------------------------------------------
 Life Insurance Benefits            --             200,000(12)           --             --                 --               --
----------------------------------------------------------------------------------------------------------------------------------

                                                           W. J. GALVIN
----------------------------------------------------------------------------------------------------------------------------------
 EXECUTIVE BENEFITS AND                                                            VOLUNTARY OR FOR INVOL. TERM. NOT   CHANGE OF
 PAYMENTS UPON TERMINATION      RETIREMENT ($)    DEATH ($)       DISABILITY ($)    CAUSE TERM. ($)   FOR CAUSE ($)   CONTROL ($)
----------------------------------------------------------------------------------------------------------------------------------
 Annual Cash Incentive              (1)                 (1)              (1)            --(2)              (1)              --(3)
----------------------------------------------------------------------------------------------------------------------------------
 Stock Options                      --(4)               --(4)            --             --                 --               --(4)
----------------------------------------------------------------------------------------------------------------------------------
 Performance Shares                 --(5)(6)            --(5)(6)         --(5)(6)       --(2)(5)           --(5)(6)  8,158,000(7)
----------------------------------------------------------------------------------------------------------------------------------
 Restricted Stock                   --(8)        1,978,315(9)     1,978,315(9)          --(8)              --(8)     4,079,000(10)
----------------------------------------------------------------------------------------------------------------------------------
 Pension Restoration Plan          N/A                 N/A              N/A            N/A                N/A               --(11)
----------------------------------------------------------------------------------------------------------------------------------
 Life Insurance Benefits            --             200,000(12)           --             --                 --               --
----------------------------------------------------------------------------------------------------------------------------------

                                                           E. L. MONSER
----------------------------------------------------------------------------------------------------------------------------------
 EXECUTIVE BENEFITS AND                                                            VOLUNTARY OR FOR INVOL. TERM. NOT   CHANGE OF
 PAYMENTS UPON TERMINATION      RETIREMENT ($)    DEATH ($)       DISABILITY ($)    CAUSE TERM. ($)   FOR CAUSE ($)   CONTROL ($)
----------------------------------------------------------------------------------------------------------------------------------
 Annual Cash Incentive              (1)                 (1)              (1)            --(2)              (1)              --(3)
----------------------------------------------------------------------------------------------------------------------------------
 Stock Options                      --(4)               --(4)            --             --                 --               --(4)
----------------------------------------------------------------------------------------------------------------------------------
 Performance Shares                 --(5)(6)            --(5)(6)         --(5)(6)       --(2)(5)           --(5)(6)  6,526,400(7)
----------------------------------------------------------------------------------------------------------------------------------
 Restricted Stock                   --(8)        1,397,058(9)     1,397,058(9)          --(8)              --(8)     2,855,300(10)
----------------------------------------------------------------------------------------------------------------------------------
 Pension Restoration Plan          N/A                 N/A              N/A            N/A                N/A               --(11)
----------------------------------------------------------------------------------------------------------------------------------
 Life Insurance Benefits            --             200,000(12)           --             --                 --               --
----------------------------------------------------------------------------------------------------------------------------------

                                      37



                                                           C. A. PETERS
----------------------------------------------------------------------------------------------------------------------------------
 EXECUTIVE BENEFITS AND                                                            VOLUNTARY OR FOR INVOL. TERM. NOT   CHANGE OF
 PAYMENTS UPON TERMINATION      RETIREMENT ($)    DEATH ($)       DISABILITY ($)    CAUSE TERM. ($)   FOR CAUSE ($)   CONTROL ($)
----------------------------------------------------------------------------------------------------------------------------------
 Annual Cash Incentive              (1)                 (1)              (1)            --(2)              (1)              --(3)
----------------------------------------------------------------------------------------------------------------------------------
 Stock Options                      --(4)               --(4)            --             --                 --               --(4)
----------------------------------------------------------------------------------------------------------------------------------
 Performance Shares                 --(5)(6)            --(5)(6)         --(5)(6)       --(2)(5)           --(5)(6)  4,894,800(7)
----------------------------------------------------------------------------------------------------------------------------------
 Restricted Stock                   --(8)        2,447,400(9)     2,447,400(9)          --(8)              --(8)     4,079,000(10)
----------------------------------------------------------------------------------------------------------------------------------
 Pension Restoration Plan          N/A                 N/A              N/A            N/A                N/A               --(11)
----------------------------------------------------------------------------------------------------------------------------------
 Life Insurance Benefits            --             200,000(12)           --             --                 --               --
----------------------------------------------------------------------------------------------------------------------------------

                                                           F. L. STEEVES
----------------------------------------------------------------------------------------------------------------------------------
 EXECUTIVE BENEFITS AND                                                            VOLUNTARY OR FOR INVOL. TERM. NOT   CHANGE OF
 PAYMENTS UPON TERMINATION      RETIREMENT ($)    DEATH ($)       DISABILITY ($)    CAUSE TERM. ($)   FOR CAUSE ($)   CONTROL ($)
----------------------------------------------------------------------------------------------------------------------------------
 Annual Cash Incentive              (1)                 (1)              (1)            --(2)              (1)              --(3)
----------------------------------------------------------------------------------------------------------------------------------
 Stock Options                      --(4)               --(4)            --             --                 --               --(4)
----------------------------------------------------------------------------------------------------------------------------------
 Performance Shares                 --(5)(6)            --(5)(6)         --(5)(6)       --(2)(5)           --(5)(6)  3,671,100(7)
----------------------------------------------------------------------------------------------------------------------------------
 Restricted Stock                   --(8)           40,790(9)        40,790(9)          --(8)              --(8)       407,900(10)
----------------------------------------------------------------------------------------------------------------------------------
 Pension Restoration Plan          N/A                 N/A              N/A             N/A               N/A               --(11)
----------------------------------------------------------------------------------------------------------------------------------
 Life Insurance Benefits            --                  --(12)           --             --                 --               --
----------------------------------------------------------------------------------------------------------------------------------

--------
 (1) The Committee has discretion as to whether to pay or not pay a bonus, subject to satisfaction of performance conditions. For illustrative purposes only, the bonuses paid for fiscal year 2008 were: Mr. Farr-$3,000,000; Mr. Galvin-$1,175,000; Mr. Monser-$850,000; Mr.
     Peters-$835,000; Mr. Steeves-$600,000.

 (2) The Committee has discretion as to whether to pay or not pay a bonus, subject to satisfaction of performance conditions. This column assumes the Committee would not pay a bonus or make a performance shares payout.

 (3) There would be no additional acceleration or special treatment for annual cash incentive opportunities for the fiscal year in which the Change of Control occurs.

 (4) Represents market value of $40.79 per share minus exercise price for all unvested options (but not less than zero). The number of unvested options for each named executive officer is set forth in the Outstanding Equity Awards at Fiscal Year End table.

 (5) The Committee has discretion to provide a prorated, other or no payout, subject to the achievement of performance conditions.

 (6) For illustrative purposes only, assumes Committee does not allow any payout for the performance share awards granted in 2007. See Outstanding Equity Awards at Fiscal Year-End table at page 29 above.

 (7) The amount shown includes the entire amount of 2007 awards.

 (8) The Committee has discretion to provide for continued vesting of unvested restricted stock or to reduce the vesting period to not less than three years. Assumes Committee would exercise its discretion to not allow any further vesting.

 (9) Represents a prorated amount of the value of all unvested shares of restricted stock, based on number of years elapsed and rounding up to whole years. See Outstanding Equity Awards at Fiscal Year-End table at page 29 above.

(10) The amount shown includes the value of all unvested shares of restricted stock. See Outstanding Equity Awards at Fiscal Year-End table at page 29 above.

(11) Amounts shown include any difference between the discounted present value of benefits in such event compared to amounts shown in the Pension Benefits table. Upon a Change of Control, the amounts shown also include the discounted present value of any unvested amounts under the Pension Restoration Plan.

(12) Represents face amount of policies paid for by the Company which are not generally available to all employees.

                                      38

II. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
-----------------------------------------------------------------

In accordance with its Charter, the Audit Committee has selected KPMG LLP, independent registered public accounting firm, to audit the Company's consolidated financial statements for fiscal 2009. KPMG LLP served as the Company's independent registered public accounting firm for fiscal 2008. The Audit Committee is asking the stockholders to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2009.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and the stockholders' best interests.

The Audit Committee has approved in advance all services provided by KPMG LLP. A member of KPMG LLP will be present at the meeting with the opportunity to make a statement and respond to appropriate questions from stockholders.

BOARD AND AUDIT COMMITTEE RECOMMENDATION. THE BOARD OF DIRECTORS AND THE AUDIT
----------------------------------------
COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THE RATIFICATION OF THE
                                       ---
APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

III. VOTING
-----------

Shares may be represented by proxy at the meeting by completing and returning the proxy card or voting by telephone or by Internet. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the 2009 Annual Meeting is required to elect Directors, to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2009, and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked or voted "withhold authority" with respect to the election of any one or more nominees for election as Directors, proxies which are marked or voted "abstain" on the proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2009, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against the proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2009 and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, except proxies which are marked to deny discretionary authority.

IV. STOCKHOLDERS' PROPOSALS
---------------------------

Proposals of stockholders intended to be presented at the 2010 Annual Meeting scheduled to be held on February 2, 2010, must be received by the Company by August 14, 2009 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies. In order for a stockholder to nominate a candidate for Director, under the Company's Bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 90 nor more than 120 days before the meeting, i.e., between October 5 and November 4, 2009 for the 2010 Annual Meeting (but if the Company gives less than 100 days' (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made).

The stockholder filing the notice of nomination must describe various matters regarding the nominee, including, but not limited to, such information as name, address, occupation and shares held. In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by the Company within the time limits described above in this paragraph for notice of nomination of a candidate for Director. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from the requirements a stockholder must meet to have a proposal included in the Company's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

In each case the notice must be given to the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136. Any stockholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws is available on the Company's Web site at www.emerson.com, Investor Relations, Corporate Governance, Bylaws.

V. MISCELLANEOUS
----------------

HOUSEHOLDING OF PROXIES
-----------------------

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197 or by visiting our Web site.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company's annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue,
St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197.

ADDITIONAL FILINGS

The Company's Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company's Web site on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed as follows: www.emerson.com, Investor Relations, SEC filings. Information on our website does not constitute part of this proxy statement.

                                                                    APPENDIX A

EMERSON DIRECTOR INDEPENDENCE STANDARDS

In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Emerson Electric Co. ("Emerson"). The Board has established the following guidelines to assist it in determining director independence under the NYSE rules. Any Director who meets the following standards will be deemed independent by the Board:

1. The Director was not employed by Emerson, and no immediate family member of the Director was employed by Emerson as an executive officer, within the preceding three years;

2. The Director is not a partner or employee of Emerson's independent auditor, and no immediate family member of the Director is a partner of, or employed in the audit, assurance or tax compliance practices of Emerson's independent auditor, and neither the Director nor any immediate family member has been within the preceding three years a partner of or employed by Emerson's independent auditor and personally worked on Emerson's audit;

3. The Director was not employed by, and no immediate family member of the Director was employed as an executive officer by, any company at the same time any Emerson executive officer served as a member of such company's compensation committee within the preceding three years;

4. Neither the Director, nor any member of the Director's immediate family received in any twelve-month period during any of Emerson's last three fiscal years direct compensation in excess of $100,000 from Emerson other than regular director compensation, pension and other deferred payments that are not in any way contingent on continued service to Emerson, and compensation received by an immediate family member for service as a non-executive officer of Emerson;

5. If the Director is an executive officer or an employee of, or if any immediate family member is an executive officer of, another organization that does business with Emerson, the annual sales to, or purchases from, Emerson by such company in each of the last three fiscal years were less than the greater of two percent of the annual revenues of such company or $1,000,000;

6. If the Director is an executive officer of another organization which is indebted to Emerson, or to which Emerson is indebted, the total amount of either company's indebtedness to the other is less than two percent of the total consolidated assets of the company the Director serves as an executive officer;

7. If the Director is, or is a director, executive officer or greater than 10% owner of an entity that is, a paid advisor, paid consultant or paid provider of professional services to Emerson, any member of Emerson's senior management or any immediate family member of a member of Emerson's senior management, the amount of such payments is less than the greater of 2% of such firm's annual revenues or $1,000,000 during Emerson's current fiscal year;

8. If the Director is a partner, principal or counsel in a law firm that provides professional services to Emerson, the amount of payments for such services is less than the greater of 2% of such law firm's annual revenues or $1,000,000 during Emerson's current fiscal year;

9. If the Director serves as an officer, director or trustee of a charitable organization to which Emerson makes contributions: (i) Emerson's discretionary contributions to such organization are less than the greater of two percent of such organization's total annual charitable receipts or $1 million; (ii) Emerson's contributions are normal matching charitable gifts and similar programs available to all employees and independent directors; or (iii) the charitable donation goes through the normal corporate charitable donation approval processes, and is not made "on behalf of" a Director;

10. The Director's ownership of Emerson stock, direct or indirect, is less than 1% of the total outstanding Emerson stock;

11. If the Director is affiliated with, or provides services to, an entity in which Emerson has an ownership interest, such ownership interest is less than 20%; and

12. Any other relationship between the Director and Emerson not covered by the standards set forth above is an arrangement that is usually and customarily offered to customers of Emerson.

If any relationship exists between Emerson and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

                                Emerson [logo]

                               ADMISSION TICKET

                        ANNUAL MEETING OF STOCKHOLDERS
                          TUESDAY, FEBRUARY 3, 2009
                       10:00 A.M. CENTRAL STANDARD TIME
                      EMERSON ELECTRIC CO. HEADQUARTERS
                         8000 WEST FLORISSANT AVENUE
                             ST. LOUIS, MO 63136

                       ================================
                             PLEASE PRESENT THIS
                           NON-TRANSFERABLE TICKET
                           AT THE REGISTRATION DESK
                                 UPON ARRIVAL
                       ================================



IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.




------------------------------------------------------------------------------
                           ^ FOLD AND DETACH HERE ^                 EMRSN2


                                [Emerson logo]

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, does hereby appoint D. N. FARR,
F. L. STEEVES, and T. G. WESTMAN, or any of them, with full powers of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Stockholders of EMERSON ELECTRIC CO., to be held on February 3, 2009, commencing at 10:00 A.M., Central Standard Time, at the Headquarters of the Company, 8000 West Florissant Avenue, St. Louis, Missouri, and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting. The matters stated on the reverse side were proposed by the Company, except as indicated.

------------------------------------------------------------------------------

  ADDRESS CHANGES/COMMENTS:
                            --------------------------------------------

  ----------------------------------------------------------------------

------------------------------------------------------------------------------
         (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)


      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

[Emerson logo]
8000 WEST FLORISSANT AVENUE
P.O. BOX 4100
ST. LOUIS, MO 63136-8506


WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Emerson Electric Co. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, either go to Emerson's electronic delivery open enrollment site at http://enroll.icsdelivery.com/emr or follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received prior to the start of the Annual Meeting of Stockholders for your vote to be counted.

SPECIAL VOTING DEADLINE NOTICE TO PARTICIPANTS IN EMERSON ELECTRIC CO. BENEFIT PLANS
If you own shares of Emerson Electric Co. common stock through any benefit plan of Emerson or any of its subsidiaries, the shares represented by your proxy card include those shares. To allow sufficient time for the plan trustees to vote, the trustees must receive your voting instructions by 11:59 P.M. Eastern Time on January 28, 2009. If the trustees do not receive your instructions by that date, the trustees will vote the shares in the same proportion as the votes that the trustees receive from other plan participants.






TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                EMRSN1        KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

--------------------------------------------------------------------------------
EMERSON ELECTRIC CO.          To withhold authority to vote for any individual
                              nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.


                              ------------------------------------------------

                                                         For  Withhold  For All
  THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO           All    All     Except
  SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR
  THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.         / /    / /      / /

  MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
                               ---
  1. ELECTION OF DIRECTORS FOR TERMS ENDING IN 2012
     NOMINEES:
     01)  A.A. Busch III   04)  W.R. Johnson
     02)  A.F. Golden      05)  J.B. Menzer
     03)  H. Green
     ELECTION OF DIRECTOR FOR TERM ENDING IN 2010
     NOMINEE:
     06)  V.R. Loucks, Jr.

  MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
                               ---                       For  Against  Abstain
  2. Ratification of KPMG LLP as Independent Registered
     Public Accounting Firm.                             / /    / /      / /


  The undersigned hereby acknowledges receipt of Notice of Annual Meeting and accompanying Proxy Statement.

  (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

  For address changes and/or comments, please check this box and write   / /
  them on the back where indicated.

  MATERIALS ELECTION
  ------------------
  As of July 1, 2007, SEC rules permit companies to      / /
  send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you.
  If you do not take action you may receive only a Notice.


  Please indicate if you plan to attend this meeting.    / /   / /

                                                         Yes   No
  ----------------------------------------------------


  ----------------------------------------------------
  Signature [PLEASE SIGN WITHIN BOX]        DATE


  ----------------------------------------------------


  ----------------------------------------------------
  Signature (Joint Owners)                  DATE